EXHIBIT 2.2

                                                             EXECUTION COPY


                          TAX MATTERS AND AMENDED
                        TRUST RELATIONSHIP AGREEMENT

            THIS TAX MATTERS AND AMENDED TRUST RELATIONSHIP AGREEMENT (this "Agreement"), dated as of June 22, 2000, between Johns Manville
Corporation, a Delaware corporation (the "Company"), and Manville Personal Injury Settlement Trust (the "Trust"), a New York trust.

            WHEREAS, the Company is a party to the Amended and Restated Manville Personal Injury Settlement Trust Agreement, dated as of April 29, 1997 (the "Trust Agreement"), among the Company and the Trustees named therein;

            WHEREAS, the Trust and the Company are parties to agreements including the Second Amended and Restated Supplemental Agreement, dated as of April 5, 1996, between the Trust and the Company (the "Supplemental Agreement");

            WHEREAS, pursuant to paragraph (ii) of Section 1807(a)(7)(C) of the Tax Reform Act of 1986, the Company (or any successor thereof) is liable for the tax imposed by Section 468B of the Code with respect to the income of the Trust (the "Statutory Tax Provision"); and

            WHEREAS, the Company and the Trust desire to amend the Supplemental Agreement and the Trust Agreement to be effective as of the Closing.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:


                                 ARTICLE I
                                DEFINITIONS

            Section 1.1 Certain Terms Defined. The following terms used herein shall have the meanings ascribed to them in this Article I.

            "Agreement" shall have the meaning set forth in the recitals.

            "Amended Supplemental Agreement" shall have the meaning set forth in Section 3.1 hereof.

            "Closing" shall have the meaning set forth in Section 4.3 hereof.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" shall have the meaning set forth in the recitals.

            "Company Amount" shall have the meaning set forth in Section
2.1 hereof.

            "Court" shall mean the United States Bankruptcy Court for the Southern District of New York (or such other court as may be administering the Cases (as defined in the Supplemental Agreement)) and, with respect to any particular proceeding within a Case, any other court which may be exercising jurisdiction over such proceeding.

            "Designated Settlement Fund" shall mean the non-grantor trust portion of the settlement fund established for claimants against the Company which filed a petition for reorganization under Chapter 11 of Title 11, United States Code on August 26, 1982, pursuant to Section 1807(a)(7)
(C) (i) of the Tax Reform Act of 1986.

            "Final Order" means (a) a judgment, order or other decree issued and entered by the Court or by any state or other federal court or other tribunal located in one of the states, territories or possessions of the United States or the District of Columbia, which judgment, order or decree (x) has not been reversed or stayed and as to which the time to appeal has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or (y) with respect to which any appeal has been finally decided and no further appeal or petition for certiorari can be taken or granted; or (b) stipulation or other agreement entered into which has the effect of any such judgment, order or other decree.

            "Futures Representative" shall mean Leslie Gordon Fagan, the successor to the Legal Representative of the Future Claimants against the Trust appointed pursuant to the Second Amended and Restated Plan of Reorganization of the Company or any of his successors in such capacity.

            "Governmental Agency" shall mean any domestic, foreign, supranational, national, federal, state, regional or local government and any department, bureau, agency, authority, commission, board, court, tribunal, or other legislative, executive, judicial, regulatory or administrative body or instrumentality of any such government or any official empowered to act on behalf of any of the foregoing, or any arbitral tribunal acting within the proper scope of its jurisdiction.

            "Indemnified Parties" shall have the meaning set forth in
Section 2.2 hereof.

            "Merger" shall mean the merger contemplated by the Merger
Agreement.

            "Merger Agreement" shall mean the Agreement and Plan of Merger among HB Merger LLC, a Delaware limited liability company, HB Finance LLC, a Delaware limited liability company, and the Company, dated as of the date hereof.

            "Order" shall have the meaning set forth in Section 6.1(c).

            "SCB" shall mean the Selected Counsel for the Beneficiaries appointed pursuant to the Second Amended and Restated Plan of Reorganization of the Company.

            "Statutory Tax Provision" shall have the meaning set forth in the recitals.

            "Supplemental Agreement" shall have the meaning set forth in the recitals.

            "TM Exchange Agreement" shall have the meaning set forth in the Merger Agreement.

            "Tax" or "Taxes" shall mean all federal, state, local, or foreign taxes, assessments, duties, levies or similar charges of any kind imposed on the income of the Designated Settlement Fund (including, without limitation, any Tax imposed pursuant to the Statutory Tax Provision) and including any interest, fines, penalties, assessments or additions to Tax resulting from, attributable to or incurred in connection with any such Tax or any contest or dispute thereof.

            "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes of the Designated Settlement Fund or any amendment thereto, and including any schedule or attachment thereto.

            "Trust" shall have the meaning set forth in the recitals.

            "Trust Agreement" shall have the meaning set forth in the recitals.

            "Trust Amendment" shall have the meaning set forth in Section
3.2.

            "Trustees" shall have the meaning set forth in the Supplemental Agreement.

            "Trust Voting Agreement" shall have the meaning set forth in the Merger Agreement.


                                 ARTICLE II
                        LIMITATION OF TAX LIABILITY

            Section 2.1 Satisfaction of Tax Liability. At the Closing provided for in Section 4.3 hereof and in accordance with the provisions of this Agreement, the Company shall pay to the Trust by wire transfer of immediately available funds to an account designated by the Trust an amount in cash equal to $90,000,000 (the "Company Amount").

            Section 2.2 Trust Payment and Indemnity. (a) The Trust hereby covenants and agrees, from and after the Closing, to (i) duly and timely (taking into account any applicable extensions) file all Tax Returns required to be filed by the Trust with the appropriate taxing authority and pay any and all Taxes as and when due and payable and (ii) indemnify, defend and hold harmless the Company and any of its successors, affiliates and subsidiaries and each of the officers, directors and employees of the Company or such successors, affiliates or subsidiaries (the "Indemnified Parties") in respect of (A) the Taxes referred to in clause (i) above, (B) any costs, expenses, losses, penalties and damages (other than consequential damages and lost profits) arising from such Taxes (including reasonable fees and expenses of counsel and other litigation and settlement costs, but excluding any taxes imposed on the Indemnified Parties in respect of the payment for any Taxes imposed with respect to income attributable to the Trust) which an Indemnified Party shall have suffered or incurred, and (C) until the expiration of the applicable statute of limitations any taxes and costs, expenses (including reasonable fees and expenses of counsel and other litigation and settlement costs), losses, penalties and damages (other than consequential damages and lost profits) relating thereto (collectively "Losses") suffered or incurred by any Indemnified Party resulting from or arising out of the breach of any representations contained in Section 5.1(e) hereof, provided, however, that the foregoing shall not relieve the Company of liability for (and the Trust shall not be obligated to indemnify, defend or hold harmless the Indemnified Parties for) its obligation to pay the amount required to be paid by the Company pursuant to Section 2.2(b), and provided further, that the Trust shall have no responsibility to indemnify, defend or hold harmless any Indemnified Party for any Losses which result from the gross negligence or willful misconduct of any Indemnified Party.

                  (b) Within 30 days following the end of the month in which the Closing occurs, the Trust will provide to the Company a certificate of an authorized representative of the Trust certifying the taxable income of the Trust for the portion of the taxable year or period ending on the date of the Closing, together with a schedule showing in reasonable detail the calculation of taxable income of the Trust. Such certificate shall state that the Trust will pay to the Internal Revenue Service or other applicable taxing authority the amount of Tax payment being sought from the Company pursuant to this Section 2.2(b) following remittance of such payment from the Company to the Trust. The Trust will calculate the taxable income of the Trust for the portion of the taxable year or period ending on the date of the Closing by adding (i) the taxable income attributable to the Designated Settlement Fund (including any capital gains or losses) through the month ending prior to the date of the Closing, (ii) the taxable income attributable to the Designated Settlement Fund (excluding any capital gains or losses) for the month including the date of the Closing, multiplied by a fraction equal to (x) the total number of days in such month up to and including the date of the Effective Time, divided by (y) the total number of days in such month, and (iii) the amount of any capital gains and losses incurred by the Designated Settlement Fund during the month of the Closing, to the extent that the asset generating such capital gain or loss is sold on or before the date of the Closing. The Company will remit to the Trust by wire transfer of immediately available funds an amount equal to (i)(a) the taxable income of the Trust calculated as set forth in the immediately preceding sentence, multiplied by (b) the applicable tax rate of the Trust, minus (ii) any estimated Tax payments previously paid to the Trust for the portion of the taxable year or period of the Trust ending on the date of the Closing net of Taxes paid by the Trust not yet reimbursed by the Company to the extent the Company is obligated to reimburse the Trust for such Taxes, not later than five business days before the due date for payment of such Taxes.

                  (c) Following the date hereof until and including the date of the Closing, the Trust will manage its investments in and the expenses of the Designated Settlement Fund consistent with past practice; provided, that the foregoing shall not prevent the Trustees from being entitled at all times to act as required by their fiduciary duties under applicable law.

            Section 2.3 Notice of  Payments; Information.

                  (a) At least ten (10) days prior to the due date for filing a Tax Return (including applicable extensions), the Trust shall provide the Company with draft copies of such Tax Return. In no event shall the Trust be required to provide any work papers underlying its Tax Returns. The Company shall only have the right to review and comment on such Tax Returns, and in the event the Company disagrees with any information contained in such Tax Return, the Company shall not have the right to institute the dispute procedures provided in Section 2.7 hereof.

                  (b) Within 10 business days after filing any Tax Return the Trust shall deliver to the Company a copy of such Tax Return and, with respect to any Tax Return filed on an annual basis, a notice setting forth the amount of Taxes paid during the twelve months preceding such Tax Return.

                  (c) The Company shall have the right to review the accounts of the Trust and to discuss the affairs, finances and accounts of the Trust with the Trustees and the officers of the Trust to the extent that such affairs, finances and accounts may reasonably be related to calculating the Trust's Tax liability or reviewing the Tax Returns of the Trust, all at such reasonable times and intervals as the Company may reasonably request and at the expense of the Company and, in any event, only during normal business hours.

                  (d) The Company shall retain in strict confidence all information supplied to it by the Trust pursuant to this Agreement, except to the extent that (i) the Company is compelled to disclose such information as a result of court order, subpoena or similar legal duress or, in the opinion of counsel to the Company, is otherwise required to disclose such information to any governmental department, agency, authority, commission or other body, it being understood that the Company shall consult with the Trust upon receiving such an order or subpoena or in connection with obtaining such an opinion as part of its good faith determination as to whether disclosure is required or (ii) any such information is or becomes generally available to the public other than as a result of a disclosure by the Company or its subsidiaries or any of their employees, representatives or agents.

            Section 2.4 Indemnification Procedures. Each Indemnified Party shall, upon receipt of written notice of any claim or the service of any summons or other initial legal process upon it in any action instituted against it, in respect of which indemnity may be sought on account of the indemnity agreement contained in Section 2.2 hereof, promptly give written notice of such claim, but in any event within 10 business days after receipt of such notice by the Indemnified Party, or the commencement of such action to the Trust; provided, however, that the failure to promptly provide such notice within such time period shall not affect the rights of such Indemnified Party to indemnification hereunder except to the extent the Trust is prejudiced thereby. The Trust shall assume the defense of such claim or action, and (i) such defense shall be conducted by counsel chosen by the Trust, which counsel shall be reasonably satisfactory to the Indemnified Party against whom the claim is asserted or who is the defendant in such action, and (ii) such Indemnified Party may retain additional counsel; provided, however, that such Indemnified Party shall bear all of the fees and expenses of any counsel retained by it, except that if an actual conflict of interest exists between the Trust and an Indemnified Party, the Trust will pay the reasonable fees and expenses of any counsel reasonably satisfactory to the Trust retained by such Indemnified Party. The Trust shall not be entitled to settle or compromise any such claim or action unless at the time of such settlement and compromise such liability is fully satisfied by the Trust.

            Section 2.5 No Further Taxes. Except as provided in Section 2.2(b), from and after the Closing, the Company shall have no further obligation to indemnify and pay the Trust in respect of any Taxes, non-income taxes of the Designated Settlement Fund, costs, expenses, losses and damages (including fees and expenses of counsel and other litigation and settlement costs), regardless of when incurred, in connection with any Taxes and non-income taxes of the Designated Settlement Fund, imposed upon the Trust at any time.

            Section 2.6 Transfers to Designated Settlement Fund. Following the Effective Time (as defined in the Merger Agreement), the Trust shall transfer to the Designated Settlement Fund all assets received by the grantor trust portion of the Trust that would constitute Qualified Payments (as defined in section 468B(d) of the Code) immediately following receipt of such assets.

            Section 2.7 Dispute Procedures. Except as otherwise provided in
Section 2.3(a) hereof, any dispute between the Trust and the Company as to any matter in Section 2.2 or 2.3 hereof shall be resolved by a mutually acceptable independent nationally recognized accounting firm. The Trust and the Company will instruct such accounting firm to reach its conclusion regarding any such dispute and to name the party to such dispute that has lost such dispute within twenty (20) days after its appointment. The report of such accounting firm shall be final, binding and conclusive on the parties. The fees and expenses of such accounting firm shall be borne by the party to such dispute that such accounting firm determines has lost such dispute.


                                ARTICLE III
                               OTHER MATTERS

            Section 3.1 Supplemental Agreement. At the Closing, the parties hereto shall enter into the Third Amended and Restated Supplemental Agreement in the form attached as Exhibit A hereto (the "Amended Supplemental Agreement"), whereupon the Supplemental Agreement shall be amended and restated as set forth in the Amended Supplemental Agreement, and shall thereafter continue in full force and effect as so amended and restated.

            Section 3.2 Trust Agreement. At the Closing, the Company shall, and the Trust shall cause the Trustees to, enter into the Amendment to the Trust Agreement in the form attached as Exhibit B hereto (the "Trust Amendment") whereupon the Trust Agreement shall be amended as set forth in the Trust Amendment, and shall thereafter continue in full force and effect as so amended.

            Section 3.3 Escrow Agreement. At the Closing, the Company and the Trust shall enter into the Escrow Agreement in the form attached as Exhibit C hereto (the "Escrow Agreement").


                                 ARTICLE IV
                      OTHER DELIVERIES AND AGREEMENTS

            Section 4.1 Company Deliveries at Closing. At the Closing, the Company shall deliver to the Trust:

                  (a)   the Company Amount;

                  (b) the Amended Supplemental Agreement executed by the Company;

                  (c)   the Trust Amendment executed by the Company;

                  (d)   the Escrow Agreement executed by the Company;
and

                  (e) a certificate delivered by an officer of the Company confirming the accuracy of the matters set forth in
Section 6.1(a).

            Section 4.2 Trust Deliveries at Closing. At the Closing, the Trust shall deliver or cause to be delivered to the Company:

                  (a) the Amended Supplemental Agreement executed by the Trust;

                  (b)   the Trust Amendment executed by the Trustees;

                  (c)   the Escrow Agreement executed by the Trust; and

                  (d) certificate delivered by an officer of the Trust confirming the accuracy of the matters set forth in Section 6.2(a).

            Section 4.3 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York concurrently with the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article 6 or at such other time and place as the parties hereto may agree.


                                 ARTICLE V
                       REPRESENTATIONS AND WARRANTIES

            Section 5.1 Representations and Warranties of the Trust. The Trust represents and warrants to the Company as of the date of this Agreement and as of the Closing that:

                  (a) The Trust has been duly organized and is validly existing as a trust under the laws of the State of New York. The Trust has all requisite power and authority to execute and deliver this Agreement, the TM Exchange Agreement, the Stockholders' Agreement, the Escrow Agreement and the Amended Supplemental Agreement and to consummate the transactions contemplated hereby and thereby. The Trustees have all requisite power and authority to execute and deliver the Trust Amendment. The execution and delivery of this Agreement, the Amended Supplemental Agreement, the TM Exchange Agreement, the Stockholders' Agreement, the Escrow Agreement and the Trust Amendment, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Trust or the Trustees, as the case may be, and no other proceedings on the part of the Trust or the Trustees, as the case may be, are necessary to authorize the execution and delivery of such agreements or, except for obtaining the concurrence of the SCB and the Futures Representative as provided in Sections 6.1(b) and 6.2(b) and the issuance and effectiveness of the Order as provided in Sections 6.1(c) and 6.2(c), the consummation of the transactions contemplated hereby and thereby.

                  (b) This Agreement and the TM Exchange Agreement have been (and the Stockholders' Agreement, the Amended Supplemental Agreement, the Escrow Agreement and the Trust Amendment when delivered will have been) duly executed and delivered by the Trust or the Trustees, as the case may be, and this Agreement and the TM Exchange Agreement constitute (and the Stockholders' Agreement, the Amended Supplemental Agreement, the Escrow Agreement and Trust Amendment when executed and delivered will constitute) a valid and legally binding obligation of the Trust or the Trustees, as the case may be, enforceable against the Trust or the Trustees, as the case may be, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

                  (c) None of the execution and delivery by the Trust of this Agreement, the Amended Supplemental Agreement, the TM Exchange Agreement, the Stockholders' Agreement or the Escrow Agreement, the execution and delivery by the Trustees of the Trust Amendment, the consummation by the Trust or the Trustees, as the case may be, of the transactions contemplated hereby and thereby nor compliance by the Trust with the terms and conditions of such agreements will (A) conflict with or result in a breach of, or constitute a default under, or require any consent or waiver under, any of the terms, obligations, covenants, conditions or provisions of (i) any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or other agreement or instrument to which the Trust is a party or by which it or its assets may be bound (other than the Trust Agreement) or (ii) the Trust Agreement or (B) conflict with or result in a breach of, or require any consent or waiver under any of the terms, conditions or provisions of any statute, judgment, order, writ, injunction, decree, rule or regulation of any Governmental Agency subject to the Trust's obtaining the concurrence of the SCB and the Futures Representative as provided in Sections 6.1(b) and 6.2(b), the issuance and effectiveness of the Order as provided by Sections 6.1(c) and 6.2(c); and except in the case of (A)(i) or (B) for any such conflict, breach or default that would not prevent or materially delay the consummation of the transactions contemplated hereby and would not be reasonably expected to, individually or in the aggregate, have a material adverse effect on the Trust.

                  (d) All necessary licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Agencies (if any) and other persons required to be received by the Trust in order to consummate the transactions contemplated hereby have been received by the Trust, except those listed on Schedule 5.1(d) and except for those which the failure to receive would not prevent or materially delay the consummation of the transactions contemplated hereby.

                  (e) Except as set forth on Schedule 5.1(e), (i) the Trust has filed all material Tax Returns required to be filed with any taxing authority in accordance with all applicable laws, has timely paid all Taxes required to be paid with respect to such Tax Returns and all such Tax Returns were true, correct and complete in all material respects; (ii) to the knowledge of the Trust there is no action, suit, proceeding, investigation, audit or claim pending or threatened, against or with respect to the Trust in respect of any Tax; (iii) no material deficiencies for any Taxes have been proposed, asserted or assessed against the Trust that have not been fully paid; (iv) the Trust has not (A) waived any statute of limitations with respect to Taxes or (B) agreed to any extension of time within which to file any Tax Return since January 1, 1998; (v) since January 1, 1995, the Trust has not entered into any closing agreement with respect to Taxes pursuant to Section 7121 of the Code or any predecessor provision or any similar provision of state, local or foreign Tax law; (vi) no claim has been made in writing and provided to the Trust by a taxing authority in a jurisdiction where the Trust does not file Tax Returns to the effect that the Trust is or may be subject to Taxation by that jurisdiction; and (vii) none of the trustees of the Trust (a) has ever been employed by the Company or any of its affiliates in any capacity, except that one or more Trustees serve or have served on the Board of Directors of the Company from time to time, (b) is affiliated with a significant customer of, or supplier to, the Company or any of its affiliates, or (c) except for shares of Company Common Stock (as defined in the Merger Agreement) owned of record by the Trust or stock owned indirectly through mutual funds, owns, or has owned during the period such Trustee has been a Trustee of the Trust, any stock or securities in the Company or any of its affiliates.

            Section 5.2 Representations and Warranties of the Company. The Company represents and warrants to the Trust as of the date of this Agreement and as of the Closing that:

                  (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has all corporate power and authority to execute and deliver this Agreement, the Amended Supplemental Agreement, the Trust Amendment, the Stockholders' Agreement, the Escrow Agreement and the TM Exchange Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, the Amended Supplemental Agreement, the Trust Agreement, the Stockholders' Agreement, the Escrow Agreement and the TM Exchange Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company, and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, the Amended Supplemental Agreement, the Stockholders' Agreement, the Escrow Agreement, the TM Exchange Agreement or the Trust Amendment, or the consummation of the transactions contemplated hereby and thereby.

                  (b) This Agreement and the TM Exchange Agreement have been (and the Amended Supplemental Agreement, the Trust Amendment, the Stockholders' Agreement and the Escrow Agreement when delivered will have been) duly executed and delivered by the Company, and this Agreement and the TM Exchange Agreement constitute (and the Amended Supplemental Agreement, the Stockholders' Agreement, the Escrow Agreement and the Trust Amendment when executed and delivered will constitute) a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor rights and to general equity principles.

                  (c) None of the execution and delivery by the Company of this Agreement, the Amended Supplemental Agreement, the Trust Amendment, the Stockholders' Agreement, the Escrow Agreement and the TM Exchange Agreement, the consummation by the Company of the transactions contemplated hereby and thereby nor compliance by the Company with the terms and conditions of such agreements will (A) conflict with or result in a breach of, or constitute a default under, or require any consent or waiver under, any of the terms, obligations, covenants, conditions or provisions of (i) any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or other agreement or instrument to which the Company is a party or by which it or its assets may be bound (other than the certificate of incorporation and by-laws of the Company) or (ii) the certificate of incorporation or by-laws of the Company or (B) conflict with or result in a breach of any of the terms, conditions or provisions of any statute, judgment, order, writ, injunction, decree, rule or regulation of any Governmental Agency; except in the case of (A)(i) or (B) for any such conflict, breach or default that would not prevent or materially delay the consummation of the transactions contemplated hereby and would not be reasonably expected to, individually or in the aggregate, have a material adverse effect on the Company.

                  (d) All necessary licenses, permits, consents, approvals, authorizations, qualifications and order of Governmental Agencies (if any) and other persons required to be received by the Company in order to consummate the transactions contemplated hereby have been received by the Company, except for those which the failure to receive would not prevent or materially delay the consummation of the transactions contemplated hereby.


                                 ARTICLE VI
                                 CONDITIONS

            Section 6.1 Conditions Precedent to the Obligations of the Trust. The obligation of the Trust to effect the Closing is subject to the satisfaction, or waiver by the Trust, of the following conditions:

                  (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing and all agreements contained in this Agreement to be performed by the Company prior to or at the Closing shall have been performed.

                  (b) The Trust shall have obtained the respective concurrences of the SCB and the Futures Representative to the Amended Supplemental Agreement and the Trust Amendment in a form reasonably acceptable to the Trust.

                  (c) An order (the "Order") of the Court shall have been issued granting the application of the Trustees to (i) approve the Trust's execution and performance of the TM Exchange Agreement, the Stockholders' Agreement, the Escrow Agreement (provided that the Order shall not be deemed to not have been obtained if the provisions therein regarding the separate order referred to therein shall not have been obtained) and this Agreement and the transactions contemplated hereby and thereby, including, without limitation, the Merger and the execution and performance of the Amended Supplemental Agreement and the Trust Amendment; (ii) approve the Trusts's execution and performance of the Trust Voting Agreement and the transactions contemplated thereby (the TM Exchange Agreement, the Stockholders' Agreement, the Escrow Agreement, this Agreement, the Amended Supplemental Agreement, the Trust Amendment and the Trust Voting Agreement are referred to herein as the "Trust Merger Agreements"); (iii) discharge fully the Trustees from any and all liabilities relating to or arising from the execution and delivery of and performance of its obligations under the Trust Merger Agreements and discharge fully the Trustees from any and all liabilities relating to or arising from the consummation of the transactions contemplated by the Trust Merger Agreements (other than the Trustees' obligations to the other parties under the Trust Merger Agreements), and (iv) approve the transfer of all assets of the grantor trust portion of the Trust that would constitute Qualified Payments (as defined in Section 468B(d) of the Code) to the Designated Settlement Fund immediately following the receipt of such amount (and from time to time thereafter following receipt as provided in Section 2.6), after notice to all beneficiaries of the Trust (by notice to the appropriate class and subclass representatives' counsel), the SCB and the Future Representatives, all in a form reasonably acceptable to the Trust, which Order shall be in full force and effect but may be subject to appeal or discretionary review by another court; provided, however, that if upon its review of objections raised to the issuance of the Order, the Trust believes in good faith after consultation with the Company that, as a condition to the Trust's obligations under this Agreement, the Order should be a Final Order, then for purposes of this condition the Trust may require that the Order be a Final Order.

                  (d) (i) The Trust shall have received all necessary licenses, permits, consents, approvals, authorizations, qualifications and orders contained on Schedule 5.1(d) and (ii) there shall not be any effective injunction, writ, preliminary restraining order or other order of any nature issued by a court of competent jurisdiction, and no person shall have commenced any proceeding which would be reasonably likely to result in the issuance of any such injunction, writ, preliminary restraining order or other order, in each case prohibiting the consummation of the transactions contemplated hereby.

                  (e) The Merger shall have been consummated.

            Section 6.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to effect the Closing is subject to the satisfaction, or waiver by the Company, of the following conditions:

                  (a) The representations and warranties of the Trust contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing and all agreements contained in this Agreement to be performed by the Trust prior to or at the Closing shall have been performed.

                  (b) The Trust shall have obtained the respective concurrences of the SCB and the Futures Representative to the Amended Supplemental Agreement and the Trust Amendment in a form reasonably acceptable to the Company.

                  (c) The Order shall have been issued and be in a form reasonably acceptable to the Company, which Order shall be in full force and effect but may be subject to appeal or discretionary review by another court; provided, however, that if upon its review of objections raised to the issuance of the Order, the Company believes in good faith after consultation with the Trust that, as a condition to the Company's obligations under this Agreement, the Order should be a Final Order, then for purposes of this condition the Company may require that the Order be a Final Order.

                  (d) There shall not be any effective injunction, writ, preliminary restraining order or other order of any nature issued by a court of competent jurisdiction, and no person shall have commenced any proceeding which would be reasonably likely to result in the issuance of any such injunction, writ, preliminary restraining order or other order, in each case prohibiting the consummation of the transaction contemplated hereby.

                  (e)   The Merger shall have been consummated.

                  (f) The Trust shall have irrevocably instructed its relevant banking institution(s) that (1) the Company Amount and (2) all of the cash proceeds paid to the Trust as a result of the conversion of its shares of Company Common Stock pursuant to the Merger, upon receipt, shall be immediately transferred to the Designated Settlement Fund portion of the Trust by transfer of immediately available funds.


                                ARTICLE VII
                               MISCELLANEOUS

            Section 7.1 Commercially Reasonable Efforts by the Trust. The Trust agrees to use its commercially reasonable efforts to (i) obtain as soon as reasonably possible after the date hereof all consents necessary for it to perform its obligations under this Agreement, the Amended Supplemental Agreement and the Trust Amendment and to consummate the transactions contemplated hereby, including, without limitation, the concurrence of the SCB and the Futures Representative as contemplated in Sections 6.1(b) and 6.2(b) and (ii) take, or cause to be taken, all action and to do, or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to obtain the Order; provided, however that nothing contained in this Agreement shall be deemed to require the Trust to consummate the Merger other than as required in accordance with the Voting Agreement, subject to the terms and conditions thereof. The Trust shall furnish to the Company copies of all motions and filings made by the Trust with the Court in connection with any other information supplied by the Trust to a Governmental Agency in connection with the Order.

            Section 7.2 Commercially Reasonable Efforts by the Company. The Company shall use its commercially reasonable efforts to obtain as soon as reasonably possible after the date hereof all consents necessary for it to perform its obligations under this Agreement, the Amended Supplemental Agreement and the Trust Amendment, and to consummate the transactions contemplated hereby; provided, however, that nothing contained in this Agreement shall be deemed to require the Company to consummate the Merger other than as required in accordance with the Merger Agreement, subject to the terms and conditions thereof.

            Section 7.3 Termination. If (i) the Merger shall not have occurred on or prior to November 30, 2000; provided, however, that such date shall be automatically be extended to December 28, 2000 if the Special Meeting (as defined in the Merger Agreement) shall not have been held on or prior to November 1, 2000; and provided further that if the Special Meeting shall not have been held on or prior to December 1, 2000 such date shall automatically be extended to the later of December 28, 2000 or that date which is 15 Business Days (as defined in the Merger Agreement) after the Special Meeting is held but in no event shall such date extend beyond January 31, 2001, or such other date, if any, as the Trust and the Company shall agree in writing, or (ii) the Merger Agreement shall have been terminated, then either party shall have the right to terminate this Agreement by giving written notice to the other party hereto. If the Order is denied by the Court, or if prior to the Effective Time, the Order is vacated, reversed, modified or amended, in whole or in part, so as to materially limit the Court's approval of the Trust's execution and performance of its obligations under the Trust Merger Agreements and the transactions contemplated hereby and thereby, including, without limitation, the Merger, either party shall have the right to terminate this Agreement, by giving written notice of termination to the other party. Upon the termination of the Trust in accordance with the terms of the Trust Agreement, this Agreement shall terminate without notice to the Company, provided that the Trust shall have made adequate provision for any accrued, but unpaid Taxes reflected, or that should have been reflected in accordance with United States generally accepted accounting principles, on the books and records of the Trust and any other liabilities under this Agreement.

            Section 7.4 Effect of Termination. In the event of termination of this Agreement pursuant to this Article VII, this Agreement shall become void and of no effect with no liability hereunder on the part of any party hereto (or of any of its directors, trustees, officers, employees, agents, legal and financial advisors or other representatives); provided that termination shall not relieve any party from liability for any willful breach of this Agreement prior to the termination hereof.

            Section 7.5 Amendments. This Agreement may be modified, supplemented or amended at any time and from time to time only by a writing signed by each party hereto.

            Section 7.6 Trust Deposit. Immediately following the Closing, the Trust shall have deposited into the Escrow Account (as defined in the Escrow Agreement) the amounts required under Section 1.1 of the Escrow Agreement.

            Section 7.7 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given:

                  if to the Trust, to:

                        Manville Personal Injury Settlement Trust
                        143 Bedford Road, Suite 200
                        Katonah, NY 10536
                        Fax: (914) 767-0377
                        Attention:  Chairman and Managing Trustee

                  with a copy to:

                        Sullivan & Cromwell
                        125 Broad Street
                        New York, New York 10004
                        Fax:  (212) 558-3588
                        Attention:  Benjamin F. Stapleton, Esq.

                  if to the Company, to:

                        Johns Manville Corporation
                        717 17th Street
                        Denver, Colorado  80202
                        Fax:  (303) 978-4842
                        Attention:  Corporate Secretary

                  with copies to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        Four Times Square
                        New York, New York 10036-6522
                        Fax:  (212) 735-2000
                        Attention:  Franklin M. Gittes, Esq.

                        Davis Polk & Wardwell
                        450 Lexington Avenue
                        New York, New York 10017
                        Fax:  (212) 450-4800
                        Attention:  L. Gordon Harriss, Esq.

                  and, after the Closing

                        Weil, Gotshal & Manges LLP
                        100 Crescent Court
                        Suite 1300
                        Dallas, Texas 75301
                        Fax:  (214) 746-7777
                        Attention:  Glenn D. West, Esq.

            Section 7.8 Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement together with the Amended Supplemental Agreement, the Exhibits hereto and the Schedules hereto constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements and understandings, oral and written, relating to the subject matter hereof.

            Section 7.9 Headings. The headings used in this Agreement are inserted for convenience only, and neither constitute a portion of this Agreement nor in any manner affect the construction of the provisions of this Agreement.

            Section 7.10 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Except for the right of the Company to assign its rights and delegate its obligations to its successors, neither the Company nor the Trust may assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement.

            Section 7.11 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall survive the Closing indefinitely.

            Section 7.12 Specific Performance. Each of the Company and the Trust agrees that the other party would be irreparably damaged if for any reason the Company or the Trust, as the case may be, failed to perform its obligations under this Agreement and that such other party would not have an adequate remedy at law for money damages in such event. Accordingly, the Company and the Trust each agrees that the other party shall, to the maximum extent permitted, be entitled to specific performance and injunctive and other relief to enforce the performance of this Agreement. This provision is without prejudice to any other rights that the Company or the Trust may have against the other party for any failure of such other party to perform its obligations hereunder.

            Section 7.13 Third Parties. This Agreement constitutes an agreement solely between the parties hereto, and is not intended to and shall not confer any rights, remedies, obligations or liabilities, legal or equitable, on any person or entity other than the parties hereto and their respective successors and assigns, or otherwise constitute any person or entity a third-party beneficiary under or by reason of this Agreement; provided that the foregoing shall not be deemed to impermissibly diminish the equitable interest, if any, that the Trust beneficiaries may otherwise have herein by reason of their status.

            Section 7.14 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. SUBJECT TO SECTION 2.7 HEREOF, THE COMPANY AND THE TRUST HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE COMPANY AND THE TRUST IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, (I) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (II) ALL RIGHTS TO TRIAL BY JURY IN ANY SUCH PROCEEDING.

            Section 7.15 Further Assurances. From time to time after the Closing, at the request of one of the parties hereto, the Trust and the Company shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    JOHNS MANVILLE CORPORATION


                                    By: /s/ Dion Persson
                                       --------------------------------
                                       Name:  Dion Persson
                                       Title: Vice President, Assistant
                                              General Counsel and
                                              Secretary



                                    MANVILLE PERSONAL INJURY SETTLEMENT
                                    TRUST


                                    By: /s/ Mark E. Lederer
                                       --------------------------------
                                       Name:  Mark E. Lederer
                                       Title: Chief Financial Officer








                                                               EXHIBIT A



                                  FORM OF

                          MANVILLE PERSONAL INJURY
                              SETTLEMENT TRUST


                         THIRD AMENDED AND RESTATED
                           SUPPLEMENTAL AGREEMENT






                       DATED AS OF ____________, 2000






             THIRD AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

                             TABLE OF CONTENTS


ARTICLE I
        DEFINITIONS...........................................................3

ARTICLE II
        PAYMENTS..............................................................4
               2.01    Reimbursement Obligations.  ...........................4

ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................5
               3.01    Organization, Etc.  ...................................5
               3.02    Authorization.  .......................................5

ARTICLE IV
        MISCELLANEOUS.........................................................5
               4.01    Termination.  .........................................5
               4.02    Amendments; Waiver.  ..................................5
               4.03    Severability.  ........................................5
               4.04    Notices.  .............................................6
               4.05    Counterparts.  ........................................7
               4.06    Successors and Assigns.  ..............................7
               4.07    Entire Agreement; No Waiver.  .........................7
               4.08    Headings.  ............................................7
               4.09    Governing Law.  .......................................7
               4.10    Third Parties.  .......................................7
               4.11    Survival of Covenants and Agreements.  ................8
               4.12    Confidentiality.  .....................................8
               4.13    [Reserved].............................................8
               4.14    Effective Date.  ......................................8

Exhibit A - Glossary




             THIRD AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT


               Agreement dated as of ______________, 2000 between Manville Personal Injury Settlement Trust (the "Trust") and Johns Manville
Corporation (the "Company").

               WHEREAS, the Company and the Trust have heretofore entered into the Supplemental Agreement dated November 28, 1988, which was amended and restated as of November 15, 1990 and further amended on August 25, 1993 and September 22, 1994 and further amended and restated on April 5, 1996 (as so amended and restated, the "Supplemental Agreement");

               WHEREAS, the Company and the Trust are parties to a Tax Matters and Amended Trust Relations Agreement, dated as of June 22, 2000 ("the Tax Matters Agreement"), which, inter alia, contemplates the execution and delivery of this Third Amended and Restated Supplemental Agreement; and

               WHEREAS, pursuant to Section 6.02 of the Supplemental Agreement (as in effect prior to the date hereof) the Company and the Trust are empowered to modify, supplement or amend the Supplemental Agreement.

               NOW, THEREFORE, the parties hereto agree to amend and restate the Supplemental Agreement in its entirety as follows:

                                 ARTICLE I
                                DEFINITIONS

               Unless the context requires otherwise, all capitalized terms not otherwise defined herein have the meanings assigned to them in Exhibit A hereto. Terms defined in Exhibit A hereto are not intended to change any of the definitions used in the Plan. All references to the Supplemental Agreement hereinafter made or made in any other document or instrument shall refer to the Supplemental Agreement as amended and restated hereby.

                                 ARTICLE II
                                  PAYMENTS

               2.01 Reimbursement Obligations. (a) The Trust shall indemnify the Company in respect of all costs, expenses, losses and damages (including, except as limited by Paragraph (c) below, fees and expenses of counsel and other litigation and settlement costs) when and as incurred by the Company in connection with any Trust Claim or Indemnification Liability asserted against the Company, provided that the Company shall use its best efforts to cause such Trust Claim or Indemnification Liability to be redirected against the Trust, as contemplated by and in accordance with the Plan and the Trust Agreement.

               (b) The Company shall indemnify the Trust in respect of all costs, expenses, losses and damages (including, except as limited by Paragraph (c) below, fees and expenses of counsel and other litigation and settlement costs) when and as incurred by the Trust in connection with any obligations or liabilities of the Debtors not assumed by the Trust pursuant to the Trust Agreement, any obligations or liabilities imposed upon the Company by the terms of the Plan, or any challenge to the Plan. Except as provided in Section 2.2 of the Tax Matters Agreement, from and after the consummation of the closing under the Tax Matters Agreement, the Company shall have no further obligation to indemnify the Trust in respect of any Taxes, non-income taxes of the Designated Settlement Fund, costs, expenses, losses and damages (including fees and expenses of counsel and other litigation and settlement costs), regardless of when incurred, in connection with any Taxes and non-income taxes of the Designated Settlement Fund imposed upon the Trust at any time.

               (c) Each party indemnified under the provisions of this
Section 2.01, upon receipt of written notice of any claim or the service of summons or other initial legal process upon it in any action instituted against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in this Section 2.01, shall promptly give written notice of such claim, or the commencement of such action, or threat thereof, to the party from whom indemnity shall be sought hereunder. Such indemnifying party shall be entitled at its own expense to participate in the defense of such claim or action, or, if it shall elect, to assume such defense, in which event (i) such defense shall be conducted by counsel chosen by such indemnifying party, which counsel shall be satisfactory to the indemnified party against whom such claim is asserted or who is the defendant in such action, and (ii) such indemnified party may retain additional counsel provided that such indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the indemnifying party shall elect not to assume the defense of such claim or action, such indemnifying party will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by it, and shall be bound by the results obtained by the indemnified party; provided that no such claim or action shall be settled without the written consent of the indemnifying party.

                                ARTICLE III
                       REPRESENTATIONS AND WARRANTIES


               3.01 Representations and Warranties of the Company. The Company represents and warrants to the Trust that:

               (a) The Company and each of its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization. The Company has all corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly authorized by the Company, and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement.

               (b) This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor rights and to general equity principles.

               3.02 Representations and Warranties of the Trust. The Trust represents and warrants to the Company that:

               (a) The Trust has been duly organized and is validly existing as a trust under the laws of the State of New York. The Trust has all requisite power and authority to execute and deliver this Supplemental Agreement. The execution and delivery of this Agreement has been duly and validly authorized by the Trust, and no other proceedings on the part of the Trust are necessary to authorize the execution and delivery of this Agreement.

               (b) This Agreement has been duly executed and delivered by the Trust and constitutes a valid and legally binding obligation of the Trust enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

                                 ARTICLE IV
                               MISCELLANEOUS

               4.01 Termination. This Agreement shall terminate and the provisions hereof be of no further force and effect as of the Termination Date; provided that this Agreement may be terminated at any time, and the provisions hereof be thereupon of no further force and effect, if the Company and the Trust so agree in writing.

               4.02 Amendments; Waiver. This Agreement may be modified, supplemented or amended, or the provisions hereof waived, at any time and from time to time in writing signed by each party hereto.

               4.03 Severability. Should any provision in this Agreement be determined to be invalid or unenforceable in any jurisdiction, such determination shall in no way limit or affect the validity or enforceability and operative effect of any other provisions of this Agreement or affect the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction.

               4.04 Notices. Any notices or other communications required or permitted in connection with this Agreement shall be in writing and delivered at the addresses designated below, or sent by telex or telecopy pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by one party to the other in compliance with the terms hereof.

                       If to the Trust, to:
                              Manville Personal Injury Settlement Trust
                              143 Bedford Road, Suite 200
                              Katonah, New York 10536
                              Fax: (914) 767-0377
                              Attention:  Chairman and Managing Trustee

                       with a copy to:
                              Sullivan & Cromwell
                              125 Broad Street
                              New York, New York 10004
                              Fax: (212) 558-3588
                              Attention: Benjamin F. Stapleton, Esq.

                       If to the Company, to:
                              Johns Manville Corporation
                              717 17th Street
                              Denver, Colorado  80202
                              Fax:  (303) 978-4842
                              Attention:  Corporate Secretary

                       with copies to:
                              Skadden, Arps, Slate, Meagher & Flom LLP
                              Four Times Square
                              New York, New York 10036
                              Fax: (212) 735-2001
                              Attention: Franklin M. Gittes, Esq.

                              Davis Polk & Wardwell
                              450 Lexington Avenue
                              New York, New York 10017
                              Fax: (212) 450-4800
                              Attention: L. Gordon Harriss, Esq.

                              and

                              Weil, Gotshal & Manges LLP
                              100 Cresent Court
                              Dallas, Texas  75201
                              Telephone:  (214) 746-7700
                              Facsimile:  (214) 746-7777
                              Attention:  Glenn D. West, Esq.

               All such notices and communications shall be effective when delivered at the designated addresses or when the telex or telecopy communication is received at the designated addresses and confirmed by the recipient by return telex or telecopy in conformity with the provisions hereof.

               4.05 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

               4.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Trust nor the Company may assign or otherwise transfer any of its rights or obligations under this Agreement.

               4.07 Entire Agreement; No Waiver. The entire agreement of the parties relating to the subject matter of this Agreement and the Tax Matters Agreement is contained herein and therein, and this Agreement and the Tax Matters Agreement supersede any other prior oral or written agreements concerning the subject matter hereof and thereof. No failure or delay to exercise any right, power or privilege hereunder or thereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein and therein provided are cumulative and not exclusive of rights under law or in equity.

               4.08 Headings. The headings used in this Agreement are inserted for convenience only and neither constitute a portion of this Agreement nor in any manner affect the construction of the provisions of this Agreement.

               4.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

               4.10 Third Parties. This Agreement constitutes an agreement solely between the parties hereto, and is not intended to and shall not confer any rights, remedies, obligations or liabilities, legal or equitable, on any person other than the parties hereto and their respective successors or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement.

               4.11 Survival of Covenants and Agreements. All representations, warranties, covenants and agreements made in this Agreement shall be deemed to have been relied upon by the party to whom made, notwithstanding any investigations heretofore or hereafter made by such party or on such party's behalf. Unless clearly worded otherwise, all such representations, warranties, covenants and agreements shall continue in full force and effect so long as this Agreement is in effect.

               4.12 Confidentiality. The Company shall retain in strict confidence all information previously supplied to it by the Trust pursuant to this Agreement or any predecessor supplemental agreement, except to the extent that (i) the Company is compelled to disclose such information as a result of court order, subpoena or similar legal duress or, in the opinion of counsel to the Company, is otherwise required to disclose such information to any governmental department, agency, authority, commission or other body, it being understood that the Company shall consult with the Trust upon receiving such an order or subpoena or in connection with obtaining such an opinion as part of its good faith determination as to whether disclosure is required, (ii) any such information is or becomes generally available to the public other than as a result of a disclosure by the Company or its Subsidiaries or any of their employees, representatives or agents or (iii) any such information is obtained or developed by the employees, representatives or agents of the Company or any of its Subsidiaries independently of, and without reference to or use of, information previously supplied by the Trust to the Company.

               4.13    [Reserved]

               4.14 Effective Date. The amendment and restatement of the Supplemental Agreement pursuant to this Agreement shall be effective as of the date first above written, and from and after said date the Supplemental Agreement shall continue in full force and effect as amended and restated hereby.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                             JOHNS MANVILLE CORPORATION


                                             By:_____________________________
                                                 Name:
                                                 Title:

                                             MANVILLE PERSONAL INJURY
                                             SETTLEMENT TRUST


                                             By:_____________________________
                                                 Name:
                                                 Title:



                                 EXHIBIT A
                                     TO
             THIRD AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

                         GLOSSARY OF DEFINED TERMS1


         ADJUSTED CONSOLIDATED NET EARNINGS for any Fiscal Year means Consolidated Net Earnings of the Company computed without giving effect to any accretion of, or dividend payment on, the Series B Preference Stock and before giving effect to any payments made pursuant to Section 2.03 of the Supplemental Agreement, in each case whether or not in accordance with generally accepted accounting principles.

         AFFILIATE of a Person means (i) a Subsidiary of such Person, (ii) a Person which owns, either alone or with or through one or more Affiliates, directly or indirectly, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such Person and (iii) a Subsidiary of any Affiliate of such Person; provided that neither the Trust nor the PD Trust shall be deemed an Affiliate of any of the Debtors.

               AGGREGATE VALUE OF THE PD TRUST ESTATE as of any date, shall be equal to the sum, on such date, of (i) all cash then held in the PD Trust Estate, (ii) all Cash Settlement Proceeds payable to the PD Trust with respect to all Settlement Agreements then in effect, (iii) the amount specified in clause (iv)(y) of the definition of Aggregate Value of the Trust Estate, (iv) the excess of (x) the aggregate value of the PD Insurance Coverage equal to the maximum amount of Non-Cash Settlement Proceeds available with respect thereto (less any portion thereof already utilized) to pay Property Claims and PD Trust Expenses as determined by a Settlement Agreement or by Final Order, or, if there is no Settlement Agreement or Final Order with respect to such PD Insurance Coverage, to the amount of Non-Cash Settlement Proceeds estimated by agreement of the PD Trustees and the Chief Financial Officer of the Company to be collectible from the insurer with respect to such PD Insurance Coverage to pay Property Claims under such Policy in respect of Property Claims and PD Trust Expenses, over (y) any amount, which would be payable to the Trust pursuant to Section 2.06(e) of the PD Supplemental Agreement with respect to such PD Insurance Coverage, as so valued, (v) the aggregate Market Value of any securities then held by the PD Trustees and (vi) the fair market value, as determined by the PD Trustees on any reasonable basis, of all other assets then held by the PD Trust (which assets shall not be deemed to include the Second Bond or amounts payable under the PD Supplemental Agreement). In valuing Cash Settlement Proceeds and Non-Cash Settlement Proceeds under Clauses (ii) and (iv) above, no value shall be assigned to any amount that is or may be payable by an insurance company whose rating at the time of valuation by Best's Insurance Reports is lower than "A" for any reason, unless such payment is secured by an irrevocable letter of credit or comparable security arrangement acceptable to the PD Trust.

--------
1 Unless the context requires otherwise, all capitalized terms used within these definitions have the meanings assigned to them elsewhere in this Glossary.


         AGGREGATE VALUE OF THE TRUST ESTATE as of any date shall be equal to the sum, on such date, of (i) all cash then held in the Trust Estate,
(ii) all Cash Settlement Proceeds payable to the Trust with respect to all Settlement Agreements then in effect, (iii) the amount specified in clause
(iv)(y) of the definition of Aggregate Value of the PD Trust Estate, (iv) the excess of (x) the aggregate value of Insurance Coverage equal to the maximum amount of Non-Cash Settlement Proceeds available with respect thereto (less any portion thereof already utilized) to pay Trust Claims and Trust Expenses, as determined by a Settlement Agreement or by Final Order, or if there is no Settlement Agreement or Final Order with respect to such Insurance Coverage, to the amount of Non-Cash Settlement Proceeds estimated by agreement of the Trustees and the Chief Financial Officer of the Company to be collectible from the insurer with respect to such Insurance Coverage to pay Trust Claims and Trust Expenses, over (y) any amount which would be payable to the PD Trust pursuant to Section 2.06(d) of the PD Supplemental Agreement with respect to such Insurance Coverage, as so valued, (v) the aggregate Market Value of any securities then held by the Trust and (vi) the fair market value, as determined by the Trustees on any reasonable basis, of all other assets then held by the Trust (which assets shall not be deemed to include the Second Bond or amounts payable under the Supplemental Agreement). In valuing Cash Settlement Proceeds and Non-Cash Settlement Proceeds under Clauses (ii) and (iv) above, no value shall be assigned to any amount that is or may be payable by an insurance company whose rating at time of valuation by Best's Insurance Reports is lower than "A" for any reason, unless such payment is secured by an irrevocable letter of credit or comparable security arrangement acceptable to the Trust. The Aggregate Value of the Trust Estate shall include the value of any assets held in escrow pursuant to Section 3.05 of the PD Supplemental Agreement.

         AH CLAIMS means (a) all Claims (under any theory of law, equity or admiralty) for death, personal injuries or personal damages (whether physical, emotional or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to asbestos (alone or as contained in asbestos-containing products) and arising or allegedly arising, directly or indirectly, from acts or omissions prior to the Confirmation Date of one or more of the Debtors or the Canadian Companies including, without limitation, all Claims for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and punitive damages and (b) all warranty, guarantee, indemnification or contribution liabilities or obligations of any of the Debtors or Canadian Companies to any other Person to the extent that such warranties, guarantees, indemnifications or contribution responsibilities cover claims against such other Person that would, if such claims had been made directly against any of the Debtors or Canadian Companies, constitute AH Claims under Clause (a) above.

         With respect to Claims for compensatory damages only, the substantive law applicable to the settlement or trial of AH Claims against the Claims Resolution Facility shall be the law which would have been applicable but for the pendency of the Cases. In determining the applicable law, it will be assumed that the action against the Claims Resolution Facility was (1) filed or commenced (if not actually filed or commenced against any of the Debtors) at the same time as an action by the Beneficiary asserting a claim that would have been an AH Claim if asserted against any of the Debtors was filed against any other Person and (2) tried or settled at the same time as the Beneficiary's action was tried or settled (if actually tried or settled) with substantially all defendants thereto, so that the law applicable will be the same as the law applicable to the action against such other defendants. If the claim is against any of the Debtors (or the Claims Resolution Facility) alone, it will be assumed that the action against the Claims Resolution Facility was filed or commenced (if not actually filed or commenced against any of the Debtors) at the earliest time when the cause of action accrued and would have been reached for trial when a similar action in the same venue on the same calendar would have been reached for trial. All claims actually filed or commenced against any of the Debtors shall be deemed to have been filed or commenced on such actual date of filing or commencement. Notwithstanding and supplementing the foregoing, the Beneficiary shall have the benefit of any revival statute enacted in any jurisdiction where venue is proper which has the effect of removing or tolling the bar or extending the period of the statute of limitations, irrespective of whether the statute is deemed substantive or procedural.

         ALLOWED means:

         (a) With respect to a Claim or that portion of a Claim that is liquidated as to amount on the Consummation Date, a Claim or such a portion of a Claim (1) that has been timely filed with the Clerk of the Court or such other party as the Court may direct (or may have directed) and which has not been objected to or which is listed by the Debtors as not contingent, unliquidated or disputed in the Schedules, in each case within such time as may be prescribed by the Bankruptcy Rules promulgated by the Supreme Court of the United States which became effective on August 1, 1983, as heretofore or hereafter amended, or by a Final Order of the Court or (2) that has been allowed by a Final Order of the Court;

         (b) With respect to a Claim or that portion of a Claim (other than a Claim for contribution or indemnity which constitutes an AH Claim or Property Claim) that is disputed, unliquidated as to amount or contingent on the Consummation Date, a Claim or such portion of a Claim (1) that has been timely filed with the Clerk of the Court or such other party as the Court may direct (or may have directed) pursuant to a Final Order of the Court and (2)(a) has been liquidated and fixed as to amount in accordance with the terms of the Trust Agreement or the PD Trust Agreement, as the case may be, or (b) with respect to Claims or portions of Claims other than AH Claims and Property Claims, has been allowed by a Final Order of the Court; or

         (c) With respect to a Claim for contribution or indemnity which constitutes an AH Claim or Property Claim and that is disputed, unliquidated as to amount or contingent on the Consummation Date, a Claim which has been allowed and the amount of which has been determined (1) if a Contribution Claim or an Indemnity Claim, in accordance with the Co-Defendants Procedures, (2) if a Property Claim, in accordance with the terms of the PD Trust Agreement and (3) otherwise, by a Final Order of the Court or by a binding settlement agreement.

         AMENDED AND RESTATED PD SUPPLEMENTAL AGREEMENT means the agreement dated as of November 15, 1990, among the Company, the Trust and the PD Trust, as the same may be amended from time to time in accordance with
Section 6.02 thereof.

               ANNUAL BOND CONTINGENT AMOUNT with respect to any Fiscal Year commencing with Fiscal Year 2000 means (a) the aggregate dollar amount of Trust Claims which became Liquidated during such Fiscal Year (whether or not actually paid during such Fiscal Year) and all Trust Expenses other than Insurance Indemnification Expenses paid by the Trust during such Fiscal Year plus (b) the Bond Carryforward, if any, from the Prior Fiscal Year.

         ANNUAL CONTINGENT AMOUNT means, for each Fiscal Year commencing with Fiscal Year 1991 (i) the aggregate amount of Trust Claims which became Liquidated during such Fiscal Year (whether or not actually paid during such Fiscal Year) and all Trust Expenses, other than Insurance Indemnification Expenses, paid by the Trust during such Fiscal Year plus
(ii) the Carryforward, if any, from the prior Fiscal Year minus (iii) (x) the amount, if any, required to be paid in such Fiscal Year under the Second Bond and (y) with respect to Fiscal Year 1991 through Fiscal Year 2014 the Aggregate Value of the Trust Estate as of the end of such Fiscal Year, divided by the number of Fiscal Years, if any, remaining from the beginning of such Fiscal Year until the end of Fiscal Year 2014 (e.g., 24 with respect to Fiscal Year 1991; one with respect to the Fiscal Year
2014).

         ANNUAL PD BOND CONTINGENT AMOUNT with respect to any Fiscal Year commencing with the later of 2000 or the Fiscal Year immediately prior to the First PD Fiscal Year means (a) the aggregate dollar amount of Property Claims which became Liquidated during such Fiscal Year (whether or not actually paid during such Fiscal Year) and all PD Trust Expenses paid by the PD Trust during such Fiscal Year plus (b) the PD Bond Carryforward, if any, from the prior Fiscal Year.

         ANNUAL PD CONTINGENT AMOUNT means, for each Fiscal Year commencing with Fiscal Year 1991, (i) the aggregate amount of Property Claims which became Liquidated during such Fiscal Year (whether or not actually paid during such Fiscal Year) and all PD Trust Expenses paid by the PD Trust during such Fiscal Year (less the amount of any payments to the PD Trust pursuant to Section 2.07 of the PD Supplemental Agreement) plus (ii) the PD Carryforward, if any, from the prior Fiscal Year minus (iii) (x) the amount, if any, required to be paid to the PD Trust in such Fiscal Year under the Second Bond and (y) with respect to Fiscal Year 1991 through Fiscal Year 2014, the Aggregate Value of the PD Trust Estate as of the end of such Fiscal Year, divided by the number of Fiscal Years, if any, remaining from the beginning of such Fiscal Year until the end of Fiscal Year 2014 (e.g., 24 with respect to Fiscal Year 1991; one with respect to the Fiscal Year 2014).

         ASBESTOS COMMITTEE means the "Official Committee of
Asbestos-Health Related Litigants and/or Creditors" appointed in the Cases by the Acting United States Trustee for the Southern District of New York pursuant to an Order of the Court dated October 8, 1982, as amended.

         BASIC PD TRUST FUND has the meaning assigned to it in Section 4.01 of the FD Trust Agreement.

         BASIC TRUST FUND has the meaning assigned to it in Section 4.01 of the Trust Agreement.

         BENEFICIARY means any Person holding a Trust Claim.

         BOND CARRYFORWARD from any Fiscal Year commencing with Fiscal Year 2000 means the excess, if any, of the Annual Bond Contingent Amount for such Fiscal Year (including the component thereof representing the Bond Carryforward from the prior Fiscal Year) over the aggregate amount actually paid by the Company in such Fiscal Year pursuant to Subsection 2.03(a) of the Supplemental Agreement as in effect prior to April 5, 1996, and the Second Bond, as the case may be.

         BONDS REPURCHASE AGREEMENT means the Bonds Repurchase Agreement dated September 22, 1994 between the Company and the Trust, as amended from time to time in accordance with the terms thereof.

         BUSINESS DAY means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         BYLAWS means the Bylaws of the Trust, substantially in the form of Annex A to the Trust Agreement, as they may be amended from time to time.

         CANADIAN COMPANIES means Johns-Manville Canada, Inc. and Johns-Manville Amiante Canada, Inc.

         CARRYFORWARD from any Fiscal Year commencing with Fiscal Year 1991 means the excess, if any, of the Annual Contingent Amount for such Fiscal Year (including the component thereof representing the Carryforward from the prior Fiscal Year) over the amount actually paid by the Company with respect to such Fiscal Year pursuant to Subsection 2.03(a) of the Supplemental Agreement as in effect prior to April 5, 1996.

         CASES means the reorganization cases under Chapter 11 of the Code of the Debtors, collectively, jointly administered pursuant to order of the Court dated August 26, 1982 and presently captioned "In re Johns-Manville Corporation, ET AL., Debtors" (Case Nos. 82 B 11656 through 82 B 11658, inclusive, 82 B 11660 through 82 B 11662, inclusive, and 82 B 11665 through 11676, inclusive).

         CASH SETTLEMENT PROCEEDS means any and all amounts payable by the Settling Insurance Company under any Settlement Agreement, other than amounts payable pursuant to coverage in place provisions contained in such Settlement Agreement, i.e., on the claims as made or expenses as incurred basis, and includes cash, cash proceeds pursuant to a letter of credit or other security device or other cash equivalent.

         CHARTER means the Company's Restated Certificate of Incorporation as the same may be amended from time to time in accordance with the provisions thereof and the General Corporation Law of the State of Delaware.

         CLAIM means a claim against one or more of the Debtors within the meaning of Section 101(4) of the Code that arose prior to the Confirmation Date, excluding current commercial payables incurred in the ordinary course of business existing on the Confirmation Date.

         CLAIMS RESOLUTION FACILITY means the Claims Resolution Facility set forth in Annex B to the Trust Agreement.

         CLASS ACTION LAWSUIT means an action to be commenced in United States District Court, on behalf of all present and future beneficiaries of the Trust, against each of the Trustees of the Trust, in their capacity as Trustees, seeking an equitable distribution of the assets of the Trust among all the beneficiaries of the Trust and seeking entry of an order determining that the present and anticipated liabilities of the Trust to its beneficiaries exceed the present and expected future assets of the Trust, and declaring the beneficiaries' rights and priorities with respect to those assets, and in which certification as a class action on behalf of all beneficiaries of the Trust (who shall be deemed members of the class with no right to opt out of the class) will be sought pursuant to Rule 23(b)(1)(B) of the Federal Rules of Civil Procedure and in respect of which, the Limited Fund Proceeding, the Trust is seeking a determination, inter alia, as to whether the Trust constitutes a limited fund for purposes of Rule 23(b)(1)(B) of the Federal Rules of Civil Procedure.

         CLASS 6 INDENTURE means the indenture dated as of the Consummation Date between the Company and the trustee thereunder, substantially in the form of Exhibit E to the Plan (subject to reasonable modifications requested by the trustee thereunder that do not adversely affect any other party thereto, the holders of the Class 6 Notes, the Trust or the PD Trust), as it may be modified or amended from time to time.

         CLASS 6 INTEREST DEBENTURES means the debentures evidencing indebtedness of the Debtors to the holders of Class 6 Claims issued from time to time on or after the Consummation Date in accordance with the Provisions of Subparagraph 3.6.B of the Plan, which are more fully described in the Class 6 Interest Indenture.

         CLASS 6 INTEREST INDENTURE means the indenture dated as of the Consummation Date between the Company and the trustee thereunder, substantially in the form of Exhibit G to the Plan (subject to reasonable modifications requested by the trustee thereunder that do not adversely affect any other party thereto, the holders of the Class 6 Interest Debentures, the Trust or the PD Trust), as it may be modified or amended from time to time.

         CLASS 6 NOTES means the notes evidencing indebtedness of the Debtors to the holders of Class 6 Claims issued from time to time on or after the Consummation Date in accordance with the provisions of Paragraph 3.6.B of the Plan, which are more fully described in the Class 6 Indenture.

         CODE means the Bankruptcy Code, 11 U.S.C. Sections 101 et seq., as in effect on the Filing Date, as it has been or may be amended from time to time to the extent such amendments are applicable to the Cases.

         CO-DEFENDANT means the holder of an Indemnity Claim or a Contribution Claim.

         CO-DEFENDANTS' COMMITTEE means the "Official Committee of Asbestos Litigation Co-Defendants" appointed in the Cases by the Acting United States Trustee for the Southern District of New York pursuant to an order of the Court dated March 19, 1984, as amended.

         CO-DEFENDANTS' PROCEDURES means the procedures set forth in Annex F to the Trust Agreement, as the same may be amended from time to time.

         COMMISSION means the Securities and Exchange Commission.

         COMPANY means Johns Manville Corporation, a Delaware corporation.

         COMPANY COMMON STOCK means the Common Stock, $.01 par value per share, of the Company issued under the Charter and outstanding from time to time on or after the Consummation Date.

         COMPARABLE INDUSTRIES INDEX for any Fiscal Year means the sum, determined as of April 15 of the following Fiscal Year, of (a) the average Return on Equity for the most recently completed fiscal year for which audited financial statements are publicly available of the five largest companies (based on net sales) included in Standard & Poor's Index of Building Materials Companies multiplied by a fraction, the numerator of which is the net sales of the Company and its Subsidiaries or such Fiscal Year attributable to its building materials businesses and the denominator of which is the aggregate net sales of the Company and its Subsidiaries for such Fiscal Year attributable to its building materials businesses and its forest products businesses and (b) the average Return on Equity for the most recently completed fiscal year for which audited financial statements are publicly available of the five largest companies (based on net sales) included in Standard & Poor's Index of Forest Products Companies multiplied by a fraction the numerator of which is the net sales of the Company for such Fiscal Year attributable to its forest products businesses and the denominator of which is the aggregate net sales of the Company and its Subsidiaries for such Fiscal Year attributable to its forest products businesses and its building materials businesses.

         CONFIRMATION DATE means the date on which the Confirmation Order becomes a Final Order, unless, under mandatory provisions of law and as determined by a Final Order of the Court, the Confirmation Date is required to be the date of issuance of the Confirmation Order, in which case CONFIRMATION DATE means such date of issuance.

         CONFIRMATION ORDER means the order or orders of the Court confirming the Plan.

         CONSOLIDATED NET EARNINGS for any Fiscal Year means the Company's consolidated net earnings (on an after tax basis) for such Fiscal Year as shown on the audited consolidated statement of operations of the Company included in the Form 10-K with respect to such Fiscal Year filed by the Company with the Commission (or, if the Company is not required to file a Form 10-K with respect to such Fiscal Year with the Commission, then as shown on the consolidated statement of operations of the Company for such Fiscal Year prepared in accordance with generally accepted accounting principles and examined in accordance with generally accepted auditing standards by the Company's independent auditors, which auditors shall be approved by the Trust and the PD Trust (whose approval shall not be unreasonably withheld), so long as each of them is in existence).

         CONSOLIDATED NET WORTH of the Company, as of any date, means the total stockholders' equity of the Company as of such date determined on a consolidated basis in accordance with generally accepted accounting principles, less any items of the following types that are included in the assets of the Company and its consolidated Subsidiaries: (a) goodwill, (b) unamortized organization or reorganization expense, (c) unamortized debt discount and expense, (d) patents, trademarks, trade names, copyrights, franchises and similar rights, and (e) increases in the book value of any assets of the Company and its consolidated Subsidiaries above the book value thereof as of the Consummation Date as a result of any revaluation of such assets (other than any such increases resulting from regular periodic revaluations required under generally accepted accounting principles).

         CONSUMMATION DATE means November 28, 1988.

         CONSUMMATION DATE VALUE means:

                  (a) with respect to the Cash Settlement Proceeds payable under the Travelers Agreement, the stated amount thereof exclusive of any interest or other income payable thereon;

                  (b) with respect to any other Cash Settlement Proceeds payable, and Non-Cash Settlement Proceeds received other than pursuant to a Settlement Agreement, on or before the date six months after the Consummation Date, the stated amount thereof inclusive of any interest or other income payable thereon under the terms of the applicable Settlement Agreement up to the Consummation Date;

                  (c) with respect to any Cash Settlement Proceeds payable, and Non-Cash Settlement Proceeds received other than pursuant to a Settlement Agreement, more than six months following the Consummation Date, the present value calculated by discounting the stated amount thereof from the scheduled payment date (or date of receipt in the case of such Non-Cash Settlement Proceeds) to the date six months after the Consummation Date using an interest rate of 8.2% per annum; and

                  (d) with respect to any amount payable pursuant to coverage in place provisions contained in a Settlement Agreement, the present value calculated by discounting the stated amount thereof from the date 18 months after the Consummation Date to the Consummation Date using an interest rate of 8.2% per annum;

provided, however, that no Consummation Date Value shall be assigned to any Cash Settlement Proceeds or amount payable pursuant to coverage in place provisions which is payable by a Settling Insurance Company whose rating by Best's Insurance Reports shall be lower than "A" for any reason, unless such payment is secured by an irrevocable letter of credit or comparable security arrangement acceptable to the trust and the PD Trust, provided further that, notwithstanding the foregoing, the Consummation Date Value ascribed to the Midland Coverage at any date shall be equal to the amount, if any, of Insurance Proceeds and/or PD Insurance Proceeds paid under the Midland Coverage on or before such date discounted in the same manner as provided in (c) if paid more than six months following the Consummation Date, unless the Company, the Asbestos Committee, certain representatives of the PD Beneficiaries and the Legal Representative agree on another Consummation Date Value to be ascribed thereto solely for the purpose of meeting the condition set forth in Paragraph 9.2.D of the Plan and provided further that if the condition set forth in Paragraph 9.2.D of the Plan will not otherwise be met, the Company may elect to pay an amount in cash equal to the shortfall to the Trust on the Consummation Date, the amount of' which payment will be deemed to be Consummation Date Value for the purpose of meeting such condition.

         CONTRIBUTION CLAIM means an AH Claim or Other Asbestos Obligation for contribution, as that term is defined by the non-bankruptcy law of the relevant jurisdiction, that is (i) held by (A) any Person (other than a past or present officer, director or employee of any of the Debtors) who has been, is or may be a defendant in an action seeking damages for asbestos-related personal injury, or (B) any assignee or transferee of such Person and (ii) is asserted against any of the Debtors or the Trust for reimbursement of a portion of any damages such Person has paid or may pay to the plaintiff in such action.

         COURT means the United States Bankruptcy Court for the Southern District of New York (or such other court as may be administering the Cases) and, with respect to any particular proceeding within a Case, any other court which may be exercising jurisdiction over such proceeding.

         DEBT means (a) all indebtedness for the repayment of money borrowed, whether or not represented by bonds, debentures, notes or other securities, (b) all other indebtedness represented by bonds, debentures, notes or other securities (including the Schuller Notes transferred to the Trust in payment of certain bond obligations (whether or not still held by the Trust) and the Second Bond), (c) all deferred indebtedness for the payment of the purchase price of property or assets purchased, (d) all Guarantees, endorsements, assumptions and other contingent obligations in respect of, or to purchase or otherwise to acquire, indebtedness of another Person (other than Guarantees of the Company's or any of its Subsidiaries' indebtedness to a third party), (e) all indebtedness secured by an encumbrance existing on property owned by the Person whose indebtedness is being determined, whether or not the indebtedness secured thereby shall have been assumed by such Person and (f) all obligations under capital leases required to be recorded on the Company's consolidated financial statements in accordance with generally accepted accounting principles.

         DEBTORS means the following corporations, each of which filed a petition for reorganization under Chapter 11 of the Code with the Court on the Filing Date and includes such corporations as reorganized after Consummation as well as prior thereto:

                  Johns-Manville Corporation
                  Manville Corporation
                  Manville International Corporation
                  Manville Export Corporation
                  Johns-Manville International Corporation
                  Manville Sales Corporation (f/k/a Johns-Manville Sales
                           Corporation, successor by merger to Manville
                           Building Materials Corporation, Manville Products Corporation and Manville Service Corporation)
                  Manville International Canada, Inc.
                  Manville Canada, Inc.
                  Manville Investment Corporation
                  Manville Properties Corporation
                  Allan-Deane Corporation
                  Ken-Caryl Ranch Corporation
                  Johns-Manville Idaho, Inc.
                  Manville Canada Service, Inc.
                  Sunbelt Contractors Inc.

         DEFAULT, as used with respect to the Second Bond, means the occurrence and continuance of an Event of Default or an event that, after notice or lapse of time or both, would become an Event of Default.

         DEFERRED AMOUNT, during 2014, shall mean the excess, if any, of $75,000,000 over the aggregate amount paid to the Trust and the PD Trust during 2013 pursuant to Section 2.1 of the Second Bond.

         DESIGNATED DEBT means the Second Bond.

         DESIGNATED SETTLEMENT FUND means the non-grantor trust portion of the settlement fund established for claimants against the Company which filed a petition for reorganization under Chapter 11 of Title 11, United States Code on August 26, 1982, pursuant to Section 1807(a)(7)(C)(i) of the Tax Reform Act of 1986.

         DISPUTED CLASS 6 CLAIM means a Class 6 Claim or any portion thereof which, as of the Consummation Date or any date subsequent thereto, is not Allowed.

         DISTRIBUTION RECORD DATE means the tenth Business Day preceding the Consummation Date.

         ENCUMBRANCE means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         EQUITY COMMITTEE means the "Official Committee of Equity Security Holders" appointed in the Cases by the Acting United States Trustee for the Southern District of New York pursuant to an order of the Court dated February 14, 1983, as amended, which was disbanded pursuant to an order of the Court dated July 31, 1986.

         EQUITY SUBSIDIARY means any Subsidiary of the Company or any other entity for which the Company is entitled to account under principles of equity accounting and with respect to which the Company has previously delivered to the Trust and the PD Trust a certificate of the Company's chief financial officer stating that the Company is entitled to use such accounting treatment.

         EVENT OF DEFAULT, as used with respect to the Second Bond, has the meaning assigned to it in Section 3.1 of the Second Bond.

         EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         FILING DATE means August 26, 1982, the date on which each of the Debtors filed a petition under Chapter 11 of the Code.

         FINAL ORDER means (a) a judgment, order or other decree issued and entered by the Court or by any state or other federal court or other tribunal located in one of the states, territories or possessions of the United States or the District of Columbia, which judgment, order or decree
(x) has not been reversed or stayed and as to which the time to appeal has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or (y) with respect to which any appeal has been finally decided and no further appeal or petition for certiorari can be taken or granted; or (b) stipulation or other agreement entered into which has the effect of any such judgment, order or other decree.

         FIRST AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT means the Manville Personal Injury Settlement Trust Amended and Restated Supplemental Agreement dated as of November 15, 1990 between the Trust and the Company.

         FIRST AMENDMENT TO THE TRUST AGREEMENT means the amendment to the Trust Agreement dated as of February 14, 1989, between the Company, as successor to the Trustors, and the Trustees.

         FISCAL YEAR means the fiscal year of the Trust or the PD Trust or the Company, as the case may be, which shall in each case be the calendar year.

         GOVERNMENT PROCEEDS for any Fiscal Year means the net proceeds, if any, received in such Fiscal Year by the Company or any of its Subsidiaries (or that the Company or any such Subsidiary would have received but for any assignment or other transfer of the proceeds thereof to another Person or any set-off by the United States in respect of claims by the United States against the Company or any such Subsidiary) with respect to claims made by the Company or any of its Subsidiaries against the United States relating to claims against, or debts, obligations or liabilities of, any of the Debtors (a) for death, personal injuries or personal damages caused or allegedly caused, directly or indirectly, by exposure to asbestos (alone or as contained in asbestos-containing products) and arising or allegedly arising, directly or indirectly, from acts or omissions prior to the Confirmation Date of one or more of the Debtors or (b) for other damages arising or allegedly arising from the presence in buildings or other structures of asbestos (alone or as contained in asbestos-containing products), which was sold, supplied or produced, or allegedly sold, supplied or produced, by one or more of the Debtors prior to the Confirmation Date, or for which one or more of the Debtors is otherwise liable or allegedly liable due to the acts or omissions of one or more of the Debtors prior to the Confirmation Date.

         GOVERNMENTAL UNIT means any government or political subdivision or any agency or instrumentality thereof.

         GUARANTEE means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take or pay otherwise), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The word Guarantee when used as a verb shall have a correlative meaning.

         INDEMNIFICATION LIABILITIES means (a) all liabilities of the "JM Responsible Entity" to the "Settling Insurer" as defined in and pursuant to the Travelers Agreement and (b) the obligation to indemnify any person who is or was a party to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Trust, any of the Debtors, any of the Debtors' Subsidiaries or any of the Canadian Companies) by reason of the fact that he is or was a director, officer, employee or agent of any of the Debtors, any of the Debtors' Subsidiaries or any of the Canadian Companies against all expenses (including attorneys' fees and expenses), judgment, fines and amounts paid with the Trust's consent to the fullest extent and in the manner that a corporation organized under Delaware law is from time to time permitted to indemnify its directors, officers, employees and agents if the Claim against such person in such action, suit or proceeding would, if such Claim had been made and timely filed against the Debtors or the Canadian Companies, have constituted an AH Claim or an Other Asbestos Obligation under clause (a) of the definition of either of such terms.

         INDEMNITY CLAIM means an AH Claim or Other Asbestos
Obligation, whether based in contract or tort, that is (i) held by (A) any Person (other than a past or present officer, director or employee of any of the Debtors) who has been, is or may be a defendant in an action seeking damages for asbestos-related personal injury, or (B) any assignee or transferee of such Person and (ii) is asserted against any of the Debtors or the Trust for indemnification of all damages and costs such Person has or may suffer as a result of such action. INDEMNITY CLAIM shall not include any Claim for Transferee Indemnification Liability.

         INDEPENDENT means, when used with respect to any specified Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, the PD Trust, the Company or any Affiliate of the Company, and (c) is not connected with the Company, any Affiliate of the Company, the Trust or the PD Trust as an officer, employee, promoter, underwriter or person performing similar functions.

         INDUSTRY-WIDE CLAIMS HANDLING FACILITY means an industry-wide arrangement among subscribing insurers and subscribing past or current producers and manufacturers of asbestos or asbestos-containing products established for the purposes of resolving and discontinuing disputes concerning insurance coverage for asbestos-related personal injury claims and establishing a method for the liquidation and resolution of asbestos-related personal injury claims and the insurance arrangements pertaining thereto. By way of example an arrangement implementing the "Agreement Concerning Asbestos-Related Claims" dated May, 1985 known as the "Wellington Agreement" would constitute an Industry-Wide Claims Handling Facility.

         INSURANCE CARRYFORWARD from any Fiscal Year means the difference between the Insurance Indemnification Amount for such Fiscal Year (including the component thereof representing the Insurance Carryforward from the prior Fiscal Year) and the amount actually paid by the Company with respect to such Fiscal Year pursuant to Subsection 2.03(b) of the Supplemental Agreement.

         INSURANCE COVERAGE means the insurance coverage, not reduced to Cash Settlement Proceeds, available in respect of Trust Claims and/or Trust Expenses (i) pursuant to any Settlement Agreement or (ii) under any Policy.

         INSURANCE INDEMNIFICATION AMOUNT means for any Fiscal Year, (i) the aggregate amount of all Insurance Indemnification Expenses paid by the Trust during such Fiscal Year plus (ii) the Insurance Carryforward from the prior Fiscal Year.

         INSURANCE INDEMNIFICATION EXPENSES means those amounts paid by the Trust in respect of liabilities of the "JM Responsible Entity" to the "Settling Insurer" as defined in and pursuant to the Travelers Agreement.

         INSURANCE PROCEEDS means (i) all Cash Settlement Proceeds paid or payable to the Trust Pursuant to Settlement Agreements and (ii) all Non-Cash Settlement Proceeds of Insurance Coverage. Insurance Proceeds shall be deemed received by the Trust when actually received by the Trust or when paid to another Person in respect of a Liquidated Trust Claim or Trust Expense.

         INTEREST means the rights of the owners and holders of issued and outstanding shares of Old Preferred Stock or Old Common Stock.

         INTERNAL REVENUE CODE means the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations promulgated from time to time thereunder.

         LEGAL REPRESENTATIVE means the "Legal Representative for Future Asbestos Health Claimants" or his successor appointed pursuant to an order of the Court dated August 14, 1984, and includes the Legal Representative appointed in In re Joint Eastern and Southern District Asbestos Litigation, C.A. No. 90-3973, United States District Court for the Eastern District of New York.

         LIMITED FUND PROCEEDING means the proceeding commenced by the Trust captioned In re Joint Eastern and Southern District Asbestos Litigation, Index No. 4000 (E.D.N.Y. and S.D.N.Y.), and In re Johns-Manville Corporation, et al., Case Nos. 82B-11656 through 82B-11676
(BRL) (Bankr. S.D.N.Y.), seeking a determination, inter alia, as to whether the Trust constitutes a limited fund for purposes of Rule 23(b)(1)(B) of the Federal Rules of Civil Procedure.

         LIQUIDATED AH CLAIMS means those AH Claims which, prior to the Filing Date, were settled as to validity and amount (a) by one or more of the Trustors in writing (by stipulation, settlement agreement or otherwise) or (b) by the order of any court having jurisdiction with respect thereto to the extent such order was a Final Order on the Filing Date or became a Final Order at any time following the Filing Date, whether or not prior to the Consummation Date (to the extent any such order is subsequently reversed by any appellate court or is vacated by the court issuing it, the related AH Claim shall not be a Liquidated AH Claim).

         LIQUIDATION occurs (i) with respect to any Property Claim or Trust Claim which, as of the Consummation Date, the validity and amount thereof have been acknowledged by one or more of the Trustors in writing (by stipulation or settlement agreement approved by Final Order of the Court or by inclusion thereof on schedules filed with the Court pursuant to Bankruptcy Rule 1007 (b)), on the date of such acknowledgment, (ii) with respect to any other Property Claim or Trust Claim (other than as set forth in (iii) or (iv)), on the date on which the validity and amount thereof is finally determined pursuant to the PD Claims Resolution Facility or the Claims Resolution Facility, respectively, (iii) with respect to a Claim for contribution which constitutes an AH Claim (other than as set forth in (i) or (iv) ), on the date on which the amount of such Claim has been determined by a Final Order of the Court, (iv) with respect to a Contribution Claim or an Indemnity Claim, on the date on which the liability of the Co-Defendant to the plaintiff on the underlying asbestos-related personal injury claim from which such Claim arises is finally determined and (v) with respect to a Claim for contribution which constitutes a Property Claim (other than as set forth in (i)), on the date on which the amount of such Claim has been determined pursuant to the PD Trust Agreement. For purposes of this definition, a Co- Defendant's liability to a plaintiff in an underlying asbestos-related personal injury action is finally determined on the date payment is made by the Co-Defendant pursuant to (a) an order of judgment of a court of competent jurisdiction fixing the amount of damages to be paid by such Co-Defendant to such plaintiff or (b) an acknowledgment in writing (whether by stipulation, settlement agreement or otherwise) by such Co-Defendant and such plaintiff of the amount of damages to be paid by such Co-Defendant to such plaintiff in settlement of such action. The words Liquidate and Liquidated shall have correlative meanings, except when used in the term Liquidated AH Claims.

         MARKET VALUE of any security on any date means the average of the daily closing prices for the 20 consecutive Business Days ending on the Business Day before the date in question. The closing price for each day shall be the last reported sales price on the composite tape or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not then listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices on the National Association of Securities Dealers Automated Quotation System or, if such security is not then so quoted, the market value of such security as determined by a nationally recognized investment banking firm selected by the Trust or the PD Trust, as the case may be, and reasonably acceptable to the Company.

         MIDLAND COVERAGE means the Insurance Coverage and/or PD Insurance Coverage to be provided by Midland Insurance Company under the terms of the Settlement Agreement dated January 29, 1985 with Insurance Company of North America, Midland Insurance Company, and Allstate Insurance Company.

         MODIFICATION has the meaning assigned to it in Section 6.03 of the PD Trust Agreement.

         NON-CASH SETTLEMENT PROCEEDS means any amounts payable under any Settlement Agreement pursuant to coverage in place provisions contained in such Settlement Agreement with respect to Trust Claims, Trust Expenses, Property Claims or PD Trust Expenses, i.e., on a claims as made or expenses incurred basis, and any other proceeds of Insurance Coverage or PD Insurance Coverage, as the case may be, payable other than pursuant to a Settlement Agreement (e.g., pursuant to the Policy itself or pursuant to a court order or decree in respect of the Policy).

         OFFICIAL COMMITTEES means the Asbestos Committee, the Unsecured Creditors' Committee and the Co-Defendants Committee, collectively.

         OTHER AGREEMENTS means the Supplemental Agreement, the Bonds Repurchase Agreement and the Trust Agreement.

         OTHER ASBESTOS OBLIGATIONS means (a) all debts, obligations or liabilities (under any theory of law, equity or admiralty), other than AH Claims, for death, personal injuries or personal damages (whether physical, emotional or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to asbestos (alone or as contained in asbestos-containing products) and arising or allegedly arising, directly or indirectly, from acts or omissions prior to the Confirmation Date of one or more of the Debtors including, without limitation, all obligations or liabilities for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and punitive damages and (b) all warranty, guarantee, indemnification or contribution liabilities or obligations, if any, of any of the Debtors to any other Person to the extent that such warranties, guarantees, indemnifications or contribution responsibilities cover claims against such other Person that would, if such claims had been made directly against any of the Debtors, constitute Other Asbestos Obligations under Clause (a) above.

         OUTSTANDING AMOUNT of any Debt at any time means the principal amount outstanding of such Debt at such time, unless such Debt was issued at a discount, in which case the Outstanding Amount of such Debt means the original issue price of such Debt plus the accretion to such time of the original issue discount and less all payments of principal on the Debt to such time, or unless such Debt is represented by any debt instrument issued at a discount under the Plan, the Supplemental Agreement or the PD Supplemental Agreement in which case the Outstanding Amount of such Debt means the carrying amount of the Debt at issuance (the difference between the principal amount and the original issue discount reflected on the audited financial statements of the Company) plus the accretion to such time of the original issue discount and less all payments of principal on the Debt to such time.

         PAYMENT DATE means August 31 and November 30 in each year.

         PD BENEFICIARY means any Person holding a Property Claim.

         PD BOND CARRYFORWARD from any Fiscal Year commencing with 2000 means the excess, if any, of the Annual PD Bond Contingent Amount for such Fiscal Year (including the component thereof representing the PD Bond Carryforward from the prior Fiscal Year) over the aggregate amount actually paid by the Company with respect to such Fiscal Year pursuant to Sections
2.02 and 2.07 of the PD Supplemental Agreement or Section 2 of the Second
Bond.

         PD BYLAWS means the Bylaws of the PD Trust, substantially in the form of Annex A to the PD Trust Agreement, as the same may be amended from time to time.

         PD CARRYFORWARD from any Fiscal Year commencing with Fiscal Year 1991 means the excess, if any, of the Annual PD Contingent Amount for such Fiscal Year (including the component thereof representing the PD Carryforward from the prior Fiscal Year) over the amount actually paid by the Company with respect to such Fiscal Year pursuant to Section 2.02 of the PD Supplemental Agreement.

         PD CLAIMS RESOLUTION FACILITY means the PD Claims Resolution Facility set forth in Annex B to the PD Trust Agreement; it being understood that the PD Trustees, by a majority vote after consultation with the Company, representative counsel for the PD Beneficiaries selected by the PD Trustees and any other interested parties whom the PD Trustees desire to consult, may amend, delete or add to any of the procedural provisions with respect to the operation of the PD Claims Resolution Facility except for Modifications, provided that no such amendment, deletion or addition may affect any of the substantive provisions set forth in such Annex B, including, without limitation, the provisions relating to the standards and methods of asbestos hazard abatement and the percentage of abatement costs to be borne by the PD Trust, and PD Claims Resolution Facility shall thereafter mean the PD Claims Resolution Facility as so amended deleted from or added to.

         PD DEFERRED AMOUNT at any time means the Deferred Amount at the Termination Date, if earlier than the maturity of the Second Bond provided that, if the Trust terminates on or prior to December 31, 2013, the PD Deferred Amount during 2014 shall mean the excess, if any, of $75,000,000 over the amount paid to the Trust and the PD Trust during 2013 pursuant to
Section 2.1 of the Second Bond.

         PD INSURANCE COVERAGE means insurance coverage, not reduced to Cash Settlement Proceeds, available in respect of Property Claims and/or PD Trust Expenses U) pursuant to any Settlement Agreement or (ii) under any Policy.

         PD INSURANCE PROCEEDS means (i) all Cash Settlement Proceeds paid or payable to the PD Trust pursuant to Settlement Agreements and (ii) all Non-Cash Settlement Proceeds of PD Insurance Coverage. PD Insurance Proceeds shall be deemed received by the PD Trust when actually received by the PD Trust or when paid to another Person in respect of a Liquidated Property Claim or a PD Trust Expense.

         PD STOCK PROCEEDS FUND has the meaning assigned to it in Section
4.01 of the PD Trust Agreement.

         PD SUPPLEMENTAL AGREEMENT means the agreement dated as at the Consummation Date between the Company, the PD Trust and the Trust substantially in the form of Annex C to the PD Trust Agreement, as the same may be amended from time to time in accordance with Section 6.02 thereof.

         PD TERMINATION DATE has the meaning assigned to it in Section 6.02 of the PD Trust Agreement.

         PD TRANSFER AMOUNT AND PD TRANSFER DISTRIBUTION have the meanings assigned to them in Subsection 4.02(n) of the PD Supplemental Agreement.

         PD TRUST means the Manville Property Damage Settlement Trust established pursuant to Article II of the PD Trust Agreement.

         PD TRUST AGREEMENT means the trust agreement between the Debtors and the PD Trustees dated as at the Consummation Date substantially in the form of Exhibit D to the Plan, as it may be amended or modified from time to time in accordance with Section 6.03 thereof.

         PD TRUST ASSETS means the assets of the PD Trust as more fully described in Article II of the PD Trust Agreement.

         PD TRUST ESTATE at any time means all assets of the PD Trust at such time.

         PD TRUST EXPENSES means all expenses of the PD Trust determined on a cash basis (including, without limitation, compensation, legal, accounting and other professional fees, expenses relating to the operation of the PD Claims Resolution Facility, disbursements and related expenses, corporate overhead and reimbursement and indemnification payments) other than payments in respect of Property Claims.

         PD TRUSTEES means the Persons approved by the Court to act as trustees under the PD Trust Agreement and their successors pursuant to
Article V thereof.

         PERSON, except when used in the Plan, means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PLAN means the Debtors' "Second Amended and Restated Plan of Reorganization," as it may be amended or modified from time to time, which shall be deemed to amend, modify and supersede in all respects the Debtors' "Joint Plan of Reorganization" dated October 17, 1983 and filed with the Clerk of the Court on November 21, 1983 and the Debtors' "First Amended and Restated Plan of Reorganization" dated February 14, 1986 and filed with the Clerk of the Court on February 14, 1986.

         POLICY means any insurance policy covering any of the Debtors or any predecessor thereto in effect at or prior to the Consummation Date under which any claim may be made in respect of any AH Claim, Other Asbestos Obligation or Property Claim, including, without limitation, any insurance policy listed in Schedule II to the Plan and any other insurance policy which is at the Consummation Date the subject of a Settlement Agreement listed on Schedule III to the Plan if such Settlement Agreement subsequently terminates.

         POSTPETITION INTEREST RATE means with respect to an Allowed
Class 6 Claim and at any time (i) the pre-default contractual interest rate applicable at the Filing Date as provided for under the instrument or agreement giving rise to such Allowed Class 6 Claim, or (ii) in the absence of any such contractual interest rate, the rate of 9% per annum.

         POSTPETITION INTEREST RATIO means with respect to an Allowed Class 6 Claim the ratio obtained by dividing (i) the amount of interest on the amount of such Allowed Class 6 Claim from the Filing Date to the Consummation Date, by (ii) the aggregate amount of interest from the Filing Date to the Consummation Date on all Allowed Class 6 Claims (other than Allowed Class 6 Claims paid in accordance with Paragraph 3.6.A of the
Plan), such amounts and aggregate amounts of interest calculated in each case using the applicable Postpetition Interest Rate; provided, that (w) if such Allowed Class 6 Claim (or any Allowed portion thereof) was contingent or unliquidated as of the Filing Date and became fixed or liquidated, as the case may be, after the Filing Date but before the Consummation Date, the amount of interest shall be calculated on such claim (or Allowed portion thereof) from the date such claim (or portion thereof) became fixed or liquidated to the Consummation Date, (x) if such Allowed Class 6 Claim (or any Allowed portion thereof) was contingent or unliquidated as of the Filing Date and did not become fixed or liquidated, as the case may be, before the Consummation Date, the amount of interest with respect to such Claim (or Allowed portion thereof) shall be zero (y) any Allowed Class 6 Claim (or any Allowed portion thereof) which is solely a Claim for damages shall be deemed to be unliquidated for purposes of Clauses (w) and (x) hereof, and (z) with respect to any Class 6 Claim (or any portion thereof) which is a Disputed Class 6 Claim as of the Consummation Date, the amount of interest with respect to such Claim shall be zero.

         PROFITS for any Fiscal Year means the Company's Adjusted Consolidated Net Earnings for such Fiscal Year (less dividends declared (unless not thereafter paid) on Financing Preferred Stock in such Fiscal Year, provided that for purposes only of the Supplemental Agreement, dividends on Financing Preferred Stock shall only be deducted to the extent that the sum of such dividends plus dividends declared (unless not thereafter paid) on Series B Preference Stock exceeds $25 million in such Fiscal Year) adjusted (without double counting) by not giving effect to (a) any profit or loss on any sales or other dispositions of assets of the Company or any of its consolidated Subsidiaries (including securities of any Subsidiary of the Company but not including any other securities) not in the ordinary course of business or writedowns for discontinuance of operations of any portion of the Company or any of its consolidated Subsidiaries, (b) any accruals or payments required in connection with the Company's obligations to the PD Trust under the PD Supplemental Agreement, or the Second Bond or to the Trust under the Supplemental Agreement, the Bonds Repurchase Agreement, the Second Bond, except to the extent that accruals under the Bonds Repurchase Agreement or payments of principal under the Second Bond are treated as interest expense when determining net earnings under generally accepted accounting principles, (c) any reserves or other contingencies with respect to asbestos related personal injury or property damage claims other than reserves or contingencies resulting from annual accruals with respect to workers' compensation performed on a basis consistent with the Company's past practice, (d) any amortization of goodwill, (e) Government Proceeds and (f) any payments, accruals or accretions with respect to the Class 6 Interest Debentures.

         PROPERTY CLAIMS means (a) all Claims timely filed in accordance with the order of the Court issued on October 17, 1984, as amended and clarified by the Court, against one or more of the Debtors (under any theory of law, equity or admiralty), other than AH Claims and other Claims for death, personal injuries or personal damages, for damages arising or allegedly arising from the presence in buildings or other structures of asbestos (alone or as contained in asbestos-containing products), which was sold, supplied or produced, or allegedly sold, supplied or produced, by one or more of the Debtors prior to the Confirmation Date, or for which one or more of the Debtors is otherwise liable or allegedly liable due to the acts or omissions of one or more of the Debtors prior to the Confirmation Date, including, without limitation, all Claims for compensatory damages (such as proximate, consequential, general and special damages) and punitive damages, (b) all Claims timely filed in accordance with the order of the Court issued on October 17, 1984, as amended and clarified by the Court, or in accordance with any subsequent applicable order of the Court, against one or more of the Debtors in respect of warranty, guarantee, indemnification or contribution liabilities or obligations of any of the Debtors to any other Person to the extent that such warranties, guarantees, indemnifications or contribution responsibilities cover claims against such other Person that would, if such claims had been made directly against any of the Debtors, constitute Property Claims under Clause (a) above and (c) all Claims timely filed against one or more of the Canadian Companies where such Claims, if made and timely filed against one or more of the Debtors instead, would constitute Property Claims under Clause (a) or (b) above. Where the context requires, Property Claims shall also mean claims in respect of Property Claims filed with the PD Claims Resolution Facility in accordance with the provisions thereof.

         REAFFIRMATION ORDER means an order of the Court (a) reaffirming the injunctive provisions (P. 29) of the Confirmation Order and (b) declaring that those injunctive provisions are not subject to revocation or modification thereafter.

         RELATED PARTY of any attorney means any other attorney who is or was a partner of such attorney, or is or was a shareholder in a professional corporation in which such attorney is or was also a shareholder.

         RETURN ON EQUITY means, for any company for any year, the percentage determined by dividing (a) the consolidated net income of such company for such year, before extraordinary items and discontinued operations and after taxes and less the amount of any preferred dividends paid during such year, by (b) the average of the common stockholders' equity of such company at the end of such year and at the end of the preceding year.

         SCHEDULES means the schedules heretofore filed by the Debtors with the Clerk of the Court pursuant to Bankruptcy Rule 1007, as they have been or may be amended from time to time.

         SCHULLER NOTES means the Senior Notes due 2004 of Schuller International Group, Inc. (or any successor obligor under such notes) transferred by the Company to the Trust pursuant to the Bonds Repurchase Agreement.

         SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT means the Second Amended and Restated Supplemental Agreement dated as of April 5, 1996, between the Company and the Trust, as the same may be amended from time to time in accordance with Section 6.02 thereof.

         SECOND AMENDMENT TO THE TRUST AGREEMENT means the amendment to the Trust Agreement dated as of November 15, 1990, between the Company, as successor to the Trustors, and the Trustees.

         SECOND BOND means the Manville Settlement Trusts Second Bond Due March 31, 2015, issued by the Company to the Trust and the PD Trust pursuant to Paragraph 4.1 of the Plan and substantially in the form of Annex E to the Trust Agreement, as it may be amended from time to time.

         SECURITIES ACT means the Securities Act of 1933, as amended.

         SELECTED COUNSEL FOR THE BENEFICIARIES means three lawyers to be designated from time to time in a writing addressed to the Trustees with a copy to the Company by the Board of Trustees of the Asbestos Litigation Group.

         SELECTED REPRESENTATIVES FOR THE PD BENEFICIARIES means five (5) individuals to be designated from time to time (in a writing addressed to the Company and to the PD Trustees) as follows: one (1) Person selected by each of the National Association of Attorneys General, National Association of School Boards, American Hospital Association, National Association of College and University Business Officers and National Institute of Municipal Law Officers, or their respective successor organizations.

         SERIES B PREFERENCE STOCK means the Cumulative Preference Stock, Series B, par value $1.00 per share, of the Company.

         SETTLEMENT AGREEMENT means (i) each settlement agreement listed in
Schedule III to the Plan and (ii) any other settlement agreement with respect to any Policy or relating to claims against any insurance broker.

         SETTLEMENT ORDER means an order of settlement that the class representatives and the Trustees in the Class Action Lawsuit will propose and request the entry of (after notice to all class members and a hearing) by the Court, which order will (i) approve the actions of the Trustees in causing the Trust to commence the Limited Fund Proceeding, (ii) approve the settlement of the Class Action Lawsuit on terms and conditions satisfactory to the class representatives and the Trustees, (iii) authorize and approve the execution, delivery and performance by the Trustees and the Trust of a master agreement in the form agreed to between the Company and the Trust and the agreements and actions contemplated therein and of all documents and agreements necessary to effectuate the settlement of the Class Action Lawsuit, (iv) direct the class representatives to execute on behalf of themselves and all class members and to deliver to the Trustees and the Company unconditional releases of the Company and its former, present and future affiliates and successors and cognate covenants not to sue in form and substance reasonably satisfactory to the Company, (v) enjoin all class members from commencing or maintaining any action or proceeding based on asbestos claims against the Trust, except as provided in the Settlement Order, or against the Company or its former, present or future affiliates or successors and (vi) reaffirm the injunctive provisions (P. 29) of the Confirmation Order.

         SETTLING INSURANCE COMPANY means any insurance company or insurance broker which has entered into, or subsequently enters into, a Settlement Agreement.

         SPECIAL FUND TRUST means the trust established pursuant to the Asbestos Victims Special Fund Trust Agreement dated as of February 6, 1986 among Stanley J. Levy, Frederick M. Baron, Thomas W. Henderson, Gene Locks and Ronald L. Motley as trustors and as trustees, a copy of which is attached to the Plan as Exhibit I. It is understood that the Trustees will be added as additional trustees of the Special Fund Trust to serve effective as of the Consummation Date.

         STOCK PROCEEDS FUND has the meaning assigned to it in Section 4.01 of the Trust Agreement.

         SUPPLEMENTAL AGREEMENT shall have the meaning set forth in the recitals.

         SUBSIDIARY means with respect to any Person any corporation or other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

         TAX MATTERS AGREEMENT means the Tax Matters and Amended Trust Relationship Agreement, dated as of June 22, 2000, between the Company and the Trust.

         TAXES means all federal, state, local or foreign taxes, assessments, duties levies or similar charges of any kind imposed on the income of the Designated Settlement Fund (including, without limitation, any Tax imposed pursuant to the Statutory Tax Provision) and including any interest, fines, penalties, assessments or additions to Tax resulting from, attributable to or incurred in connection with any such Tax or any contest or dispute thereof.

         TENDER OFFER means an offer to acquire shares of Company Common Stock with respect to which a Schedule 14D-1 is required to be filed with the Commission pursuant to Rule 14d-3 under the Exchange Act.

         TERMINATION DATE has the meaning assigned to it in Section 6.02 of the Trust Agreement.

         THIRD AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT means the Third Amended and Restated Supplemental Agreement dated as of __________________, 2000, between the Company and the Trust, as the same may be amended from time to time in accordance with 4.02 thereof.

         TRANSFER means, with respect to any share of Company Common Stock, any sale, transfer, assignment or exchange of, or pledge or other hypothecation of or imposition of an Encumbrance on, or granting of an option to purchase with respect to, or any donation or gifting of, or any other disposition of any type whatsoever of any record or beneficial interest in such shares of Company Common Stock. The words Transfer when used as a verb and Transferee shall have correlative meanings.

         TRANSFEREE INDEMNIFICATION LIABILITY means a Claim arising from the sale following the Filing Date of any of the Debtors' businesses that is asserted by the purchaser of any of such businesses.

         TRAVELERS AGREEMENT means the settlement agreement dated July 18, 1984, with Travelers Insurance Co., Home Insurance Co. and the Lloyd's Syndicates and British Companies named therein, providing for $314,415,000 in cash, plus accrued interest thereon.

         TRUST means the Manville Personal Injury Settlement Trust established pursuant to Article II of the Trust Agreement.

         TRUST AGREEMENT means the Manville Personal Injury Settlement Trust Agreement between the Debtors and the Trustees dated as at the Consummation Date, as it may be amended or modified from time to time in accordance with Section 6.03 thereof.

         TRUST ASSETS means the assets of the Trust as more fully described in Article II of the Trust Agreement.

         TRUST CLAIM means any claim asserting Trust Liabilities to a Beneficiary.

         TRUST ESTATE at any time means all assets of the Trust at such time.

         TRUST EXPENSES means all expenses of the Trust determined on a cash basis (including, without limitation, compensation, legal, accounting and other professional fees, expenses relating to the operation of the Claims Resolution Facility, disbursements and related expenses, corporate overhead and reimbursement and indemnification payments) other than payments in respect of Trust Claims.

         TRUST LIABILITIES means all Other Asbestos Obligations and Allowed AH Claims.

         TRUSTEES means the Persons approved by the Court to act as trustees under the Trust Agreement and their successors pursuant to Article V thereof.

         TRUSTORS means the Debtors and the Canadian Companies.

         UNLIQUIDATED means, with respect to any Trust Claim or Property Claim, a Trust Claim or Property Claim as to which Liquidation has not yet occurred.

         UNSECURED CREDITORS' COMMITTEE means the "Official Committee of Unsecured Creditors" consisting of those heretofore or hereafter appointed in the Cases by the Acting United States Trustee for the Southern District of New York.

         WARRANT AGREEMENT means the agreement, dated as of the Consummation Date, between the Company and the Warrant Agent thereunder, substantially in the form of Exhibit C to the Plan, as it may be modified or amended from time to time.

         WARRANTS mean the warrants to purchase shares of Company Common Stock issued pursuant to the Warrant Agreement.






                                                                  Exhibit B


                                  FORM OF
                    AMENDMENT TO AMENDED AND RESTATED
          MANVILLE PERSONAL INJURY SETTLEMENT TRUST AGREEMENT


            AMENDMENT (this "Amendment"), dated as of _________, 2000, among Johns Manville Corporation (formerly known as Schuller Corporation), a Delaware corporation (the "Company"), and Robert A. Falise, Louis Klein, Jr., Frank J. Macchiarola and Christian E. Markey, Jr., as Trustees (together, the "Trustees").

            WHEREAS, the Company and the Trustees are parties to the Amended and Restated Manville Personal Injury Settlement Trust Agreement, dated as of April 29, 1997 (the "Trust Agreement");

            WHEREAS, the Company, HB Merger LLC, a Delaware limited liability company ("Merger Company") and HB Finance LLC, have entered into the Agreement and Plan of Merger, dated as of June 22, 2000 (the "Merger Agreement") which provides for, among other things, the merger of Merger Company with and into the Company; and

            WHEREAS, the parties hereto have determined that in furtherance of the transactions contemplated by the Merger Agreement, the Company and the Trustees should enter into the Amendment.

            NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                 Article I
                                 Amendments

            1.1. Amendments. The Trust Agreement is hereby deemed to be amended to take account of each of the amendments set forth in Article II hereof.


                                 Article II
                     Amendments to the Trust Agreement

            2.1.  Section 3.01.

            (a) Section 3.01(b)(xvi). Section 3.01(b)(xvi) of the Trust Agreement shall be deleted in its entirety and the following shall be substituted:

            (xvi) consult with the Selected Counsel for the Beneficiaries and the Legal Representative at such times and with respect to such issues relating to the conduct of the Trust as the Trustees consider desirable;

            (b) Section 3.01(c). Section 3.01(c) of the Trust Agreement shall be deleted in its entirety and the following shall be substituted:

            (c) The Trustees shall not have the power to Guarantee any Debt of other Persons, except that the Trust may Guarantee Debts in the ordinary course of business in respect of operating agreements of its wholly owned subsidiary established to administer the Claims Resolution Facility.

            2.2. Section 3.02. Section 3.02(e) of the Trust Agreement shall be deleted in its entirety and the following shall be substituted:

            3.02(e)

            2.3.  Section 4.01.

            (a) Section 4.01(b): Section 4.01(b) of the Trust Agreement shall be deleted in its entirety and the following shall be substituted:

            (b)   [Reserved]

            (b) Section 4.01(c). Section 4.01(c) of the Trust Agreement shall be deleted in its entirety and the following shall be substituted:

            (c) Subject to Section 2.02 hereof, the Trustees may, from time to time, create additional funds, reserves and accounts within the Trust Estate as they may deem necessary, prudent or useful in order to provide for the payment of Trust Expenses and Trust Claims, and may, with respect to any such fund, reserve or account, restrict the use of monies therein; provided that the establishment and use of such funds, reserves and accounts shall not in any event result in any transfer, direct or indirect, of assets between the Basic Trust Fund and any other fund, reserve or account.

            (c) Section 4.01(d). Section 4.01(d) of the Trust Agreement shall be deleted in its entirety and the following shall be substituted:

            Any investment earnings received with respect to, or other proceeds of, any asset held within any fund created hereby or pursuant hereto shall be credited to such fund.

            2.4. Section 5.02(b). The first sentence of Section 5.02(b) of the Trust Agreement shall be deleted in its entirety and the following shall be substituted:

            Any Trustee may resign at any time by written notice to each of the remaining Trustees, the Selected Counsel for the Beneficiaries, the Legal Representative and, until such time as the Trust is no longer the beneficial owner of voting securities of the Company (other than voting securities held indirectly by the Trust through investment funds, the investments of which the Trust does not control) (the "Company Termination Date"), the Company.

            2.5. Section 5.03(b). Section 5.03(b) of the Trust Agreement shall be deleted in its entirety and the following shall be substituted:

            (b) If the Trustees are unable to appoint a successor Trustee pursuant to Subsection (a) above who accepts such an appointment in writing within 90 days after the occurrence of the vacancy in the position of a Trustee and after notice to the Selected Counsel for the Beneficiaries, the Legal Representative and, until the Company Termination Date, the Company and publication of notice in the national edition of The Wall Street Journal or The New York Times, the Trustees shall apply to the Court, which shall appoint a successor Trustee or successor Trustees.

            2.6.  Section 6.02.

            (a) Section 6.02(a)(ii). Section 6.02(a)(ii) of the Trust Agreement shall be deleted in its entirety and the following shall be substituted:

            (x) in the judgment of 80% of the Trustees, a de minimis number of Trust Claims are being filed at a de minimis rate and (y) the Selected Counsel for the Beneficiaries, the Legal Representative and the Company shall have consented in writing to such dissolution;

            (b) Section 6.02(a)(iii). Section 6.02(a)(iii) shall be deleted in its entirety and the following shall be substituted:

            the Trust or the Company procures from one or more responsible insurance companies acceptable to the Company, the Selected Counsel for the Beneficiaries and the Legal Representative one or more irrevocable liability insurance policies covering all Trust Claims;

            (c) Section 6.02(a)(v). Section 6.02(a)(v) of the Trust Agreement shall be deleted in its entirety and the following shall be substituted:

            The Company and the Trustees, with the written consent of the Legal Representative and the Selected
            Counsel for the Beneficiaries, agree in writing to the termination of the Trust.

            (d) Section 6.02(b) of the Trust Agreement shall be deleted in its entirety and the following shall be substituted:

            (b) On the Termination Date, all Trust Claims shall be extinguished, the Trust shall be dissolved and the injunction provided for in Paragraph 9.2.A.3 of the Plan shall be modified in accordance with the order issuing such injunction, and all of the Trust's assets shall be transferred and applied to such charitable purposes as the Trustees in their reasonable discretion shall determine, which charitable purposes, if practicable, shall be related to the treatment of asbestos-caused disorders and the Trustees agree to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents as may be necessary or advisable to implement the foregoing.

            (e) Section 6.02(c) of the Trust Agreement shall be deleted in its entirety.

            2.7. Section 6.03(a). Section 6.03(a) shall be deleted in its entirety and the following shall be substituted:

            The Trustees (by vote of 80% of the Trustees), with only the concurrence (as defined in the Governance Rights Agreement, dated as of July 20, 1993, among the Trust, the Trustees, the Selected Counsel for the Beneficiaries and the law firms named on the signature pages thereof) of the Selected Counsel for the Beneficiaries and the Legal Representative may modify, supplement or amend this Trust Agreement in any respect, such modification, supplement or amendment to be evidenced in writing; provided, that
            (i) any modification, supplement or amendment to
            Section 6.02(a) or 6.03 of this Trust Agreement shall also require the consent of the Company, and (ii) no such modification, supplement or amendment shall, without the written consent of the Company, impose any current or future obligation, liability or duty on the Company or detract from the Company's rights under this Agreement. Written notice of any proposed modification, supplement or amendment shall be provided to the Company in accordance with Section
            6.06 hereof no later than 30 days prior to the proposed effectiveness thereof.

            2.8. Section 6.03(b). Section 6.03(b) of the Trust Agreement shall be deleted in its entirety and the following shall be substituted:

            (b)  [Reserved]

            2.9. Section 6.04. Section 6.04 of the Trust Agreement shall be deleted in its entirety and the following shall be substituted:

            6.04.  [Reserved]

            2.10. Section 6.06. Section 6.06 of the Trust Agreement shall be deleted in its entirety and the following shall be substituted:

            Notices to Persons asserting Trust Claims shall be given at the address of such Person, or, where applicable, such Person's legal representative, in each case as provided on such Person's Proof of Claim (as defined in Annex B hereto). Any notices or other communications required or permitted hereunder shall be in writing and delivered at the addresses designated below, or sent by telex or telecopy pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to each such other address or addresses as may hereafter be furnished by the Company to the Trustees or by the Trustees to the Company in compliance with the terms hereof.

            All such notices and communications shall be effective when delivered at the designated addresses or when the telex or telecopy communication is received at the designated addresses and confirmed by the recipient by return telex or telecopy in conformity with the provisions hereof.

            To the Trust or the Trustees:

            Manville Personal Injury
              Settlement Trust
            143 Bedford Road, Suite 200
            Katonah, New York 10536
            Fax:  (914) 767-0377
            Attention:  Chairman and Managing Trustee

            with a copy to:

            Sullivan & Cromwell
            125 Broad Street
            New York, New York 10004
            Fax:  (212) 558-3588
            Attention:  Benjamin F. Stapleton, III

            To the Company:

            Johns Manville Corporation
            717 17th Street
            Denver, Colorado 80202
            Fax:  (303) 978-4842
            Attention:  Corporate Secretary

            with copies to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            Four Times Square
            New York, New York 10036-6522
            Fax:  (212) 735-2000
            Attention:  Franklin M. Gittes

            Davis Polk & Wardwell
            450 Lexington Avenue
            New York, New York 10017
            Fax:  (212) 450-4000
            Attention:  Gordon Harriss

            Weil, Gotshal & Manges LLP
            767 Fifth Avenue
            New York, NY 10153
            Fax:  (212) 310-8000
            Attention: Simeon Gold

            2.11. Section 6.14. The final sentence of Section 6.14 of the Trust Agreement shall be deleted in its entirety and the following shall be substituted:

            Upon the acceptance of any such account by the Court after hearing on notice to the Selected Counsel for the Beneficiaries, the Legal Representative and such other parties as the Court shall designate, the Trustees shall be discharged from any further liability or responsibility to any Beneficiary or other Person as to all matters embraced in such account.


                                Article III
                       Representations and Warranties

            3.1 Representations and Warranties of the Trust. The Trust represents and warrants to the Company as of the date of this Amendment that neither the execution and delivery by the Trustees of this Amendment nor compliance by the Trust with the terms of this Agreement will(i)conflict with or result in a breach of, or constitute a default under, or require any consent or waiver under, any of the terms, obligations, covenants, conditions or provisions of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or other agreement or instrument to which the Trust is a party or by which it or its assets may be bound or (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any statute, judgment, order, writ, injunction, decree, rule or regulation of any Governmental Unit subject to the Trust's obtaining the concurrence of the Selected Counsel for the Beneficiaries and the Legal Representative and except for any such conflict, breach or default that would not be reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Trust or prevent or materially impair or delay the consummation of the transactions contemplated hereby.

            3.2 Representations and Warranties of the Company. The Company represents and warrants to the Trust as of the date of this Amendment that neither the execution and delivery by the Company of this Amendment nor compliance by the Company with the terms of this Agreement will (i) conflict with or result in a breach of, or constitute a default under, or require any consent or waiver under, any of the terms, obligations, covenants, conditions or provisions of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or other agreement or instrument to which the Company is a party or by which it or its assets may be bound or the certificate of incorporation and by-laws of the Company or
(ii)conflict with or result in a breach of any of the terms, conditions or provisions of any statute, judgment, order, writ, injunction, decree, rule or regulation of any Governmental Unit except for any such conflict, breach or default that would not be reasonably expected to, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially impair or delay the consummation of the transactions contemplated hereby.


                                 Article IV
                               Miscellaneous

            4.1. Amendments. This Amendment may be modified, supplemented or amended, or the provisions hereof waived, in writing signed by each party hereto.

            4.2. References to Agreement. All references in the Trust Agreement to the "Trust Agreement" or this "Agreement" shall be deemed to be references to the Trust Agreement as amended hereby and as further amended from time to time.

            4.3. Severability. Should any provision in this Amendment be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Amendment.

            4.4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, and such counterparts shall together constitute but one and the same instrument.

            4.5. Headings; Capitalized Terms. The headings used in this Amendment are inserted for convenience only and neither constitute a portion of this Amendment nor in any manner affect the construction of the provisions of this Amendment. Capitalized Terms used but not defined herein shall have the meanings ascribed to such terms in the Trust Agreement.

            4.6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

            4.7 No Further Amendments. Except as expressly provided in this Amendment, the Trust Agreement shall not be amended or deemed to be amended in any respect in connection with this Amendment.


            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.


                             JOHNS MANVILLE CORPORATION


                             By: ___________________________
                                 Name:
                                 Title:


                             TRUSTEES


                             _______________________________, as Trustee
                             Name:  Robert A. Falise


                             _______________________________, as Trustee
                             Name:  Louis Klein, Jr.


                             _______________________________, as Trustee
                             Name:  Frank J. Macchiarola


                             _______________________________, as Trustee
                             Name:  Christian E. Markey, Jr.






                                                                      EXHIBIT C

                                  FORM OF
                              ESCROW AGREEMENT



         THIS ESCROW AGREEMENT (this "Escrow Agreement") is made and entered into as of this _____ day of ______________, 2000, by and among Johns Manville Corporation, a Delaware corporation (the "Company"), Manville Personal Injury Settlement Trust, a New York trust (the "Trust"), and _____________________, a national banking association, as Escrow Agent (the "Escrow Agent").

         A. Pursuant to that certain Tax Matters and Trust Relationship Agreement, dated as of June 22, 2000 (the "Tax Matters Agreement"), between the Company and the Trust, the Company has agreed to pay to the Trust $90,000,000 in connection with the Trust's agreement to indemnify and hold harmless the Company from certain tax liabilities.

         B. As a condition precedent to the closing of the transactions contemplated by the Tax Matters Agreement (the "Closing"), the Company and the Trust have agreed to execute and deliver this Escrow Agreement.

         Accordingly, in consideration of the recitals and of the respective agreements and covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                 Article I

         Section 1.1 Escrow Funds. The Trust shall deliver to the Escrow Agent $90,000,000 by transfer of immediately available funds to an account designated in writing by the Escrow Agent to the Trust (the "Escrow Account"); provided, however, that, if prior to the Closing Date (as defined in the Merger Agreement), the Court has issued an order, which order shall be in full force and effect, providing that, in connection with the liquidation, insolvency (or similar bankruptcy event), reorganization, termination, dissolution or winding up of the Trust, (i) the Trustees shall, prior to paying beneficiaries, creditors or possible claimants of the Trust, pay or cause to be paid from the Escrow Funds the amount of Taxes owed to the Internal Revenue Service and the other applicable taxing authorities (the "Escrow Funds Priority") and/or (ii) the Company shall have priority over beneficiaries, creditors or possible claimants of the Trust with respect to its claims for indemnification for Taxes set forth in the Tax Matters Agreement (the "Indemnification Priority"), the Trust shall only transfer to the Escrow Agent for deposit into the Escrow Account $30,000,000 (or $40,000,000 if the Escrow Funds Priority has been ordered but the Indemnification Priority has not been ordered). The Company agrees that if the Escrow Funds Priority is granted by the Court after the date hereof, the Trust shall be entitled to withdraw an amount of funds from the Escrow Account such that the remaining liquid assets, including, without limitation, cash and freely tradable securities (the "Liquid Assets"), in the Escrow Account shall have a fair market value of at least $40,000,000 (or at least $30,000,000 if the Indemnification Priority is also granted). The Trust further agrees that if both the Escrow Funds Priority and the Indemnification Priority are in effect, or if only the Escrow Funds Priority is in effect, it shall on or prior to the date that each quarterly tax payments are required to be made to the Internal Revenue Service, whether or not the Trust is required to make a payment on such date (a "Tax Payment Date"), deliver to the Escrow Agent for deposit in the Escrow Account Liquid Assets with a fair market value sufficient to cause the amount of Liquid Assets constituting the Escrow Funds (after taking into account the Taxes paid or required to be paid for such quarter) to have a fair market value of not less than 150% (or 200% if the Escrow Funds Priority has been ordered but the Indemnification Priority has not been ordered) of the greater of (i) the projected Taxes determined by the Trust in good faith to be owed by the Trust for the next succeeding four calendar quarters and (ii) the Taxes paid by the Trust during any four consecutive calendar quarters within the immediately preceding eight calendar quarters (such greater amount, the "Tax Amount"). The amounts deposited in the Escrow Account from time to time as contemplated above, together with all interest and other income earned thereon, including, without limitation, any capital gains, is referred to herein as the "Escrow Funds." The Escrow Funds shall be held by the Escrow Agent for the benefit of the Trust as provided in this Escrow Agreement.

         Section 1.2 Acceptance of Appointment as Escrow Agent. The Escrow Agent shall be selected by the Trust and shall be reasonably acceptable to the Company. The Escrow Agent, by signing this Escrow Agreement, accepts the appointment as Escrow Agent and agrees to hold and disburse all Escrow Funds in accordance with the terms of this Escrow Agreement.

         Section 1.3 Distributions; Investments. (a) Pending disbursement of the Escrow Funds, the Escrow Agent shall cause the Escrow Funds to be invested as directed by the Trust or investment managers retained by the Trust in a manner consistent with Section 2.01 of the Trust Agreement (such investments together with any other investment permitted by the Trust Agreement are hereinafter referred to as "Permitted Investments"), it being understood that the Trust may make investment decisions either on its own or upon the advice of investment advisers and that the investment of the Escrow Funds does not need to be pro rata with other investments of the Trust.

               (b) As and when any amount is needed for a distribution pursuant to Section 1.4 of this Escrow Agreement, the Escrow Agent shall cause a sufficient amount of the Permitted Investments to be converted into cash, if an adequate amount of cash is not otherwise available, to be withdrawn upon a request from the Trust. The Trust shall select the investments or types of investments (and the portions thereof) to be converted into cash in the event that the cash in the Escrow Account is not sufficient to pay a cash request from the Trust. The Trust shall not be liable to the Company for any loss of principal or income due to the choice of Permitted Investments in which the Escrow Funds are invested or the Permitted Investments sold or converted.

               (c) As between the Escrow Agent and the Trust, for Tax purposes, all interest and other income earned on the Escrow Funds shall be income of the Trust, and all parties hereto shall file all Tax Returns consistent with such treatment.

               (d) The Designated Settlement Fund's tax identification number is ________.

         Section 1.4 Disbursement of Escrow Funds. (a) In addition to the disbursements contemplated in the next paragraph, the Escrow Agent shall disburse to the Trust such portion of the Escrow Funds as may be necessary to (A) pay to the Designated Settlement Fund the Taxes of the Designated Settlement Fund, (B) pay to the Designated Settlement Fund the Trust's indemnification obligations under the Tax Matters Agreement, and (C) reimburse the Designated Settlement Fund in the event the Trust has made payments with respect to its indemnification obligations or Taxes under the Tax Matters Agreement. Payment shall be made not more than two (2) Business Days after the delivery to the Escrow Agent and the Company of written instructions signed by the Trust specifying an amount to be paid from the Escrow Funds.

         (b) If on any Tax Payment Date that occurs after the second anniversary of the date of this Agreement, the then fair market value of the Liquid Assets in the Escrow Account exceeds 400% of the Tax Amount, the Trust shall have the right (subject to Section 1.5), upon 5 Business Days notice to the Company and the Escrow Agent, to withdraw assets from the Escrow Account such that the fair market value of all Liquid Assets contained in the Escrow Account shall be no less than 400% of the Tax Amount as of such Tax Payment Date, after giving effect to any quarterly tax payment made or required to be made for such quarter to the Internal Revenue Service and, if due, other taxing authorities.

         Section 1.5 Dispute Proceeding. If the Company disputes the Trust's ability to withdraw funds from the Escrow Account pursuant to
Section 1.4(b), the Company shall promptly send a notice of dispute to the Escrow Agent and the Trust. After receiving such notice the Escrow Agent shall not disburse any Escrow Funds requested to be so disbursed until it has received a notice to do so from the Company and the Trust or the accounting firm referred to in the next sentence, except that the Trust shall be entitled to withdraw the amount, if any, not in dispute. Any such dispute shall be resolved by an independent nationally organized accounting firm reasonably acceptable to the Company and the Trust. The Company and the Trust will instruct the accounting firm to reach its conclusion regarding such dispute within 20 days after its appointment. The report of the accounting firm shall be final, binding and conclusive on the parties. Upon a determination of such dispute in favor of the Trust, the Company and the Trust shall provide the notice to the Escrow Agent to disburse funds referred to above to the Trust in the amount determined by accounting firm. The fees and expenses of such accounting firm shall be borne by the party that such accounting firm determines has lost such dispute. Any other dispute under this Agreement shall also be resolved by such accounting firm in the same manner and on the same terms as described in this Section 1.5.

         Section 1.6 Disbursement of Escrow Funds after Expiration Date. Promptly following the Expiration Date (as hereinafter defined), the Escrow Agent shall distribute as the Trustees shall have instructed the Escrow Agent in the Trustees' last letter of instruction to the Escrow Agent before or contemporaneously with the termination of the Trust, the Escrow Funds. "Expiration Date" shall mean the date the Trust is terminated.

                                Article II

                              THE ESCROW AGENT

         Section 2.1 Rights and Responsibilities of the Escrow Agent. (a) The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Escrow Agreement, and it shall not be subject to, nor obligated to recognize, any provision of any other agreement between, or direction or instruction of, any of the other parties to this Escrow Agreement. The Escrow Agent shall exercise the same degree of care towards the Escrow Funds as it exercises towards its own similar property. The Escrow Agent shall provide the Trust and the Company with the annual reports describing the assets of the Escrow Account at the end of such year, the activities within the Escrow Account during such year and such other information as may be reasonably requested by the Company or the Trust.

         (b) If any Escrow Funds are at any time attached, garnished or levied upon under any court order or in case the payment of any such Escrow Funds shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such Escrow Funds or any part thereof, then and in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, judgment or decree which it is advised by legal counsel is binding upon it. If the Escrow Agent complies with any such order, judgment or decree, it shall not be liable to any of the parties to this Escrow Agreement or to any other person by reason of such compliance even though such order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         (c) The Escrow Agent shall not be liable for any act taken or omitted under this Escrow Agreement if taken or omitted by it in good faith and in the exercise of reasonable care under the circumstances. The Escrow Agent shall also be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine (including facsimiles thereof).

         (d) The Escrow Agent, and any successor Escrow Agent, may resign at any time as Escrow Agent hereunder by giving at least 30 days' written notice to the Company and the Trust. Upon such resignation and the appointment of a successor Escrow Agent, the resigning Escrow Agent shall be absolved from any and all liability in connection with the exercise of its powers and duties as Escrow Agent hereunder except for liability arising in connection with its negligence or willful misconduct. Upon their receipt of notice of resignation from the Escrow Agent, the Trust shall use reasonable efforts to designate a successor Escrow Agent which is reasonably acceptable to the Company. In the event the Company and the Trust do not agree upon a successor Escrow Agent within 30 days after the receipt of such notice, the Escrow Agent so resigning may petition any court for the appointment of a successor Escrow Agent or other appropriate relief and any such resulting appointment shall be binding upon all parties hereto. The Trust and the Company shall have the right at any time upon not less than 10 days' joint written notice to the Escrow Agent to terminate their appointment of the Escrow Agent, or successor Escrow Agent, as Escrow Agent. The Escrow Agent or successor Escrow Agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent. Any successor Escrow Agent, whether appointed by the Trust and the Company or by such a court, shall be a corporation or national association organized and doing business under the laws of the United States or the laws of any state, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by a federal or state authority and which has at the time of its appointment as escrow agent a combined capital and surplus of at least $1,000,000,000. After appointment, the successor Escrow Agent shall, without further action, be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Escrow Agent, but the predecessor Escrow Agent shall deliver and transfer to the successor Escrow Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for this purpose.

         (e) In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent, directly related to its duties under this Agreement, the parties hereto agree that the Escrow Agent shall take no action until (i) such action is agreed to in writing by the parties hereto or (ii) issuance of a Court order directing the Escrow Agent with respect to the action which is the subject of the conflicting demands or notices.

         (f) The Company and the Trust hereby agree to severally indemnify the Escrow Agent for, and to hold Escrow Agent harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Escrow Agent, arising out of or in connection with Escrow Agent's entering into this Agreement and carrying out Escrow Agent's duties hereunder, including costs and expenses of successfully defending the Escrow Agent against any claim of liability with respect thereto; provided, however, that promptly after the receipt by the Escrow Agent of notice of any claim or the commencement of any suit, action or proceeding, the Escrow Agent shall, if a claim of indemnification in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing; and provided, further, that the indemnifying party or parties shall be entitled, jointly or severally and at their own expense, to participate in or assume the defense of any such action, suit or proceeding. One half of any payment made pursuant to this paragraph (f) shall be paid by the Company and one-half shall be paid by the Trust. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

         Section 2.2 Fees and Expenses of Escrow Agent. The Escrow Agent shall (a) be paid a fee for its services under this Escrow Agreement as provided by Exhibit A with the Trust being responsible for all investment and custodial expenses set forth thereon and the Company being responsible for all other fees and (b) be entitled to reimbursement for reasonable expenses (including the reasonable fees and disbursements of its counsel) actually incurred by the Escrow Agent in connection with its duties under this Escrow Agreement (the expenses referred to in this clause (b) being hereinafter referred to collectively as the "Escrow Agent Expenses"). All Escrow Agent Expenses shall be borne 50% by the Company and 50% by the Trust. The Escrow Agent shall not be entitled to Escrow Funds for reimbursement of any such fees and expenses until the expiration of ten
(10) business days following delivery of notice of the amount of such fees and expenses to the Company and the Trust.

                                Article III

                               MISCELLANEOUS

         Section 3.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given:

               (i) if to the Trust, to:

                           Manville Personal Injury Settlement Trust
                           143 Bedford Road, Suite 200
                           Katonah, New York  10536
                           Attention:  Chairman and Managing Trustee
                           Telephone: (914) 767-3700
                           Telecopy: (914) 767-0377

                           with a copy to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York  10004
                           Attention:  Benjamin F. Stapleton, Esq.
                           Telephone: (212) 558-4000
                           Telecopy: (212) 558-3588

               (ii) if to the Company, to:

                           Johns Manville Corporation
                           717 17th Street 80202
                           Denver, Colorado  80217-5108
                           Attention: Chief Executive Officer
                           Telephone: (303) 978-2000
                           Telecopy: (303) 978-4842

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           100 Crescent Court, Suite 1300
                           Dallas, Texas  75201
                           Attention:  Glenn D. West, Esq.
                           Telephone:  (214) 746-7700
                           Telecopy:  (214) 746-7777

               (iii) if to the Escrow Agent, to:

                           ----------------------------
                           ----------------------------
                           ----------------------------
                           Attention:
                           Telephone:
                           Telecopy:

                           with a copy to:

                           ----------------------------
                           ----------------------------
                           ----------------------------
                           Attention:
                           Telephone:
                           Telecopy:

Any party by written notice to the other parties pursuant to this Section
3.1 may change the address or the persons to whom notices or copies thereof shall be directed.

         Section 3.2 Headings. The headings used in this Escrow Agreement are inserted for convenience only, and neither constitute a portion of this Escrow Agreement nor in any manner affect the construction of the provisions of this Escrow Agreement.

         Section 3.3 Successors and Assigns. The provisions of this Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. The Trust may not assign its rights or delegate its obligations hereunder without the written consent of the Company. The Company may assign its rights or delegate its obligations under this Escrow Agreement to its successors without obtaining the prior written consent of any other party hereto.

         Section 3.4 Amendment. This Escrow Agreement may be modified, supplemented or amended at any time and from time to time by a writing signed by each party hereto.

         Section 3.5 Waivers. Any waiver by any party hereto of any breach of or failure to comply with any provision of this Escrow Agreement by any other party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Escrow Agreement.

         Section 3.6 Governing Law; Submission to Jurisdiction. This Escrow Agreement shall be governed by and in construed accordance with the laws of the State of New York, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW. SUBJECT TO SECTION 1.5 ABOVE, THE COMPANY, THE TRUST AND THE ESCROW AGENT HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT OF THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE COMPANY, THE TRUST AND THE ESCROW AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PEMITTED BY LAW, (I) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM AND (II) ALL RIGHTS TO TRIAL BY JURY IN ANY SUCH PROCEEDING.

         Section 3.7 Third Parties. This Escrow Agreement constitutes an agreement solely between the parties hereto, and is not intended to and shall not confer any rights or remedies obligations or liabilities, legal or suitable on any person or entity other than the parties hereto and their respective successors and assigns.

         Section 3.8 Termination. This Escrow Agreement shall terminate at the time of the final distribution by the Escrow Agent of all Escrow Funds in accordance with the provisions of this Escrow Agreement.

         Section 3.9 Capitalized Terms. Capitalized terms used herein, unless otherwise defined, shall have the meanings assigned to them in the Tax Matters Agreement.

         Section 3.10 Counterparts. This Escrow Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon same instrument.

         Section 3.11 Waiver of Offset Rights. The Escrow Agent hereby waives any and all rights, arising at law or otherwise, to offset that it may have against the Escrow Funds including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, damages, or other losses that the Escrow Agent may be otherwise entitled to collect from any party to this Escrow Agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Escrow
Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                 JOHNS MANVILLE CORPORATION


                                 By: ____________________________
                                 Name: __________________________
                                 Title:__________________________


                                 ESCROW AGENT:
                                 ------------

                                 [                        ]


                                 By:______________________________
                                 Name:____________________________
                                 Title:___________________________


                                 MANVILLE PERSONAL INJURY SETTLEMENT TRUST


                                 By: _____________________________
                                 Name:____________________________
                                 Title:___________________________





                                 Exhibit A

                            FEES OF ESCROW AGENT

                                 $---------